EXHIBIT 2.1






                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                           KENTUCKY BANCSHARES, INC.

                      PEOPLES BANCORP OF SANDY HOOK, INC.

                          BANCSHARES SUBSIDIARY, INC.

                                KENTUCKY BANK

                                     and

                     PEOPLES BANK, (SANDY HOOK, KENTUCKY)



                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 24th day of February, 2006, by and among (i) KENTUCKY BANCSHARES, INC., a Kentucky corporation with its principal executive offices located at Fourth and Main Streets, Paris, Kentucky 40361 ("Company"), (ii) BANCSHARES SUBSIDIARY, INC., a Kentucky corporation with its principal executive offices located at Fourth and Main Streets, Paris, Kentucky 40361 ("Merger Subsidiary"), (iii) PEOPLES BANCORP OF SANDY HOOK, INC., a Kentucky corporation with its principal executive offices located at 1500 Flemingsburg Road, Morehead, Kentucky 40351 ("Bancorp"), (iv) KENTUCKY BANK, a Kentucky banking corporation with its principal executive offices located at Fourth and Main Streets, Paris, Kentucky 40361 ("Kentucky Bank") and (v) PEOPLES BANK, (SANDY HOOK, KENTUCKY), a Kentucky banking corporation with its principal executive offices located at 1500 Flemingsburg Road, Morehead, Kentucky 40351 ("Peoples Bank").

PREAMBLE

	The Boards of Directors of the Company, Bancorp, Merger Subsidiary, Kentucky Bank and Peoples Bank are of the opinion that the transactions described herein are in the best interests of the Parties and their respective shareholders. This Agreement and the Plans of Merger attached hereto and incorporated by reference at Exhibits A and B provide for the (i) merger of Bancorp with and into Merger Subsidiary and (ii) the merger of Peoples Bank with and into Kentucky Bank. At the Holding Company Effective Time, the outstanding shares of the common stock of Bancorp shall be converted into the right to receive cash and shares of Company Common Stock (except as otherwise provided herein). As a result, the shareholders of Bancorp shall become shareholders of the Company and Merger Subsidiary (as the Surviving Corporation) shall continue to conduct its business and operations as a wholly-owned subsidiary of the Company. At the Bank Effective Time, Peoples Bank shall be merged into Kentucky Bank. The transactions described in this Agreement are subject to the approvals of the FRB, the Office and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties that this Agreement for federal income tax purposes shall constitute a plan of merger and each of the Holding Company Merger and the Bank Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

	NOW THEREFORE, in consideration of the premises and the mutual and dependent covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1.	Certain Defined Terms.  The words listed in this Article 1 when used and capitalized in this Agreement shall have the meanings set forth for each by this Article 1. Certain other capitalized terms when used in this Agreement shall have the meanings ascribed to them when first encountered elsewhere in this Agreement:

(a)	"Acquisition Proposal" shall mean with respect to any Party
any bona fide written proposal or offer from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the Assets of such Party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of equity securities of such Party (or, in the case of Bancorp, Peoples Bank) representing 50% or more of the combined voting power of such Party (or, as applicable, Peoples Bank), (iii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities of such Party (or, in the case of Bancorp, Peoples Bank) representing 50% or more of the combined voting power of such Party (or, as applicable, Peoples Bank), or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Party (or, in the case of Bancorp, Peoples Bank), other than the transactions contemplated by this Agreement.

(b)	"Adverse Consequences" shall mean all Proceedings, charges,
injunctions, Orders, damages, assessments, expenditures, outlays, awards, penalties, fines, costs, interest, amounts paid in settlement, liabilities, obligations, payments, taxes, liens, losses, reduction in value, loss of use, injuries, expenses and fees of whatever nature, including without limitation response, restoration, investigative, removal, remedial, monitoring or inspection costs and court costs and reasonable attorneys' fees and expenses.

(c)	"Affiliate" means, as applied to any Person, (i) any
director, executive officer, or general partner of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with or by such Person or (iii) any other Person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the equity capital of such Person; provided, however, that it is the intent of the parties that none of the Company, Merger Subsidiary or Kentucky Bank shall be deemed or construed to be an Affiliate of Bancorp or Peoples Bank and neither Bancorp or Peoples Bank shall be deemed or construed to be an Affiliate of the Company, Merger Subsidiary or Kentucky Bank. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by Contract or otherwise.

(d)	"Agreement" shall mean this Agreement and Plan of Merger
and the Schedules, Exhibits and other certificates or documents delivered pursuant hereto.

(e)	"Assets" of a Person shall mean all of the assets,
properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise, wherever located.

(f)	"Bancorp" shall mean Peoples Bancorp of Sandy Hook, Inc., a
Kentucky corporation.

(g)	"Bancorp Adverse Recommendation Change" shall have the
meaning assigned such term in Section 9.7(b) hereof.

(h)	"Bancorp Benefit Plans" shall have the meaning assigned
such term in Section 6.18(a) hereof.

(i)	"Bancorp Common Stock" shall mean the common stock, no par
value per share, of Bancorp.

(j)	"Bancorp Disclosure Memorandum" shall mean the written
informational document entitled "Bancorp Disclosure Memorandum" delivered to the Company by Bancorp prior to the date of this Agreement describing in reasonable detail the matters contained therein. Bancorp shall use reasonable efforts to specifically reference each Section of this Agreement under which such disclosure is being made.

(k)	"Bancorp ERISA Plan" shall mean any Bancorp Benefit Plan
which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

(l)	"Bancorp Financial Statements" shall have the meaning
assigned such term in Section 6.5 hereof.

(m)	"Bancorp Proxy Statement" shall mean the proxy statement
used by Bancorp to solicit the approval of its shareholders of the transactions contemplated by this Agreement or, in the event such transactions are approved by the unanimous written consent of Bancorp shareholders, an information statement delivered to Bancorp shareholders by Bancorp.

(n)	"Bancorp Shareholders' Meeting" shall mean either (i) the
meeting of the shareholders of Bancorp to be held pursuant to Section 9.1 hereof, including any adjournment or adjournments thereof, at which the Holding Company Merger and Holding Company Plan of Merger are approved by the shareholders of Bancorp or (ii) a written unanimous consent consistent with applicable Law whereby each Bancorp shareholder approves the Holding Company Merger and Holding Company Plan of Merger.

(o)	"Bancorp Subsidiaries" shall mean the Subsidiaries of
Bancorp, which shall include the Bancorp Subsidiaries described in Section
6.4 hereof and any corporation, bank, or other Person acquired as a Subsidiary of Bancorp in the future and owned by Bancorp at the Effective Time.

(p)	"Bank Articles of Merger" shall mean the Articles of Merger
to be executed by Kentucky Bank and (if required by Law) Peoples Bank and filed with the Secretary of State of the Commonwealth of Kentucky relating to the Bank Merger as contemplated by Section 2.3 hereof.

(q)	"Bank Effective Time" shall have the meaning assigned such
term in Section 2.3 hereof.

(r)	"Bank Merger" shall have the meaning assigned such term in
Section 2.1(b) hereof.

(s)	"Bank Plan of Merger" shall mean the Plan of Merger of even
date herewith entered into by the Company, Bancorp, Kentucky Bank and Peoples Bank in the form of Exhibit B hereto.

(t)	"Bank Secrecy Act" shall have the meaning assigned such
term in Section 6.28 hereof.

(u)	"Bankruptcy Event" shall mean, with respect to a Person, if
such Person shall (i) discontinue business, or cease doing business for more than ten (10) days; (ii) make a general assignment for the benefit of creditors; (iii) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets;
(iv) be adjudicated bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking a composition, reorganization or an arrangement with creditors or seek to take advantage of any other Law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any petition filed against it in any bankruptcy, reorganization, composition, insolvency or other Proceeding (whether federal or state) relating to relief for debtors; (vi) suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other Proceeding (whether federal or state), if the same is not dismissed within sixty (60) days after the date of such filing; (vii) suffer or permit to continue any judgment, decree or order entered by a court which assumes control of its business or financial affairs or approves a petition seeking a reorganization, composition or arrangement of its business or financial affairs or any other judicial modification of the rights of any of its creditors, or appoints a receiver, trustee or liquidator for it, or for all or a substantial part of any of its businesses or assets or financial affairs; (viii) be enjoined or restrained from conducting all or a material part of any of its businesses as then conducted or as hereafter conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof; (ix) not be paying its debts generally as they become due; or (x) admits in writing its inability, or is unable, to pay its debts generally as they become due.

(v)	"BHC Act" shall mean the federal Bank Holding Company Act
of 1956, as amended, 12 U.S.C. Section 1841, et. seq..

(w)	"Cash Consideration" shall have the meaning assigned such
term in Section 4.1(c)(i)(A) hereof.

(x)	"Caudill Agreement" shall mean an agreement substantially
in the form of Exhibit C hereto to be delivered by B. Proctor Caudill, Jr. to the Company at the Closing.

(y)	"Certificates" shall have the meaning assigned such term in
Section 5.1(a) hereof.

(z)	"Change in Control" shall mean (i) any merger,
consolidation, share exchange or other reorganization or recapitalization to which a Party or any of its Subsidiaries is a party or subject, (ii) the sale, lease or exchange following the date of this Agreement out of the Ordinary Course (either in one (1) transaction or a series of transactions) of ten percent (10%) or more of the Assets of a Party or any of its Subsidiaries within a one (1) year period, (iii) the issuance of equity interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) which increases by ten percent (10%) or more the equity of a Party or any of its Subsidiaries or (iv) the issuance of voting interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) equal to ten percent (10%) or more of the voting interests of a Party or any of its Subsidiaries prior to such issuance.

(aa)	"Closing" shall mean the consummation of the Holding
Company Merger and Bank Merger hereunder and the other transactions contemplated hereunder and the satisfaction of all other conditions precedent thereto as set forth hereinafter.

(bb)	"Closing Date" shall mean the date on which the Closing
occurs.

(cc)	"Code" shall mean the Internal Revenue Code of 1986, as
amended, or any successor thereto and all rulings and regulations issued pursuant thereto or any successor thereto.

(dd)	"Company" shall mean Kentucky Bancshares, Inc., a Kentucky
corporation.

(ee)	"Company Common Stock" shall mean the common stock, no par
value per share, of the Company.

(ff)	"Company Disclosure Memorandum" shall mean the written
informational document entitled "Company Disclosure Memorandum" delivered prior to the date of this Agreement to Bancorp by the Company describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

(gg)	"Company Financial Statements" shall mean (i) the
consolidated balance sheets (including related notes and schedules, if any) of the Company as of September 30, 2005, and as of December 31, 2004 and 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 2005, and for each of the three years ended December 31, 2004, 2003 and 2002, as filed by Company in SEC Documents, and
(ii) the consolidated balance sheets of the Company (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subse-quent to September 30, 2005.

(hh)	"Company Stock Price" shall mean the average of the daily
closing prices of a share of Company Common Stock as reported on the NASD's OTC Bulletin Board service for the fifteen (15) consecutive days when the stock markets are open for trading ending on the Company Stock Price Calculation Date; provided, however, that (i) if no bank or offer quotations are available for any date then the closing price for such date shall be the price of the last trade reported for a share of Company Common Stock and (ii) in the event the aforesaid average of the daily closing prices is (i) below $26.00, then "Company Stock Price" shall mean $26.00 and (ii) above $34.00, then "Company Stock Price" shall mean $34.00.

(ii)	"Company Stock Price Calculation Date" shall mean the date
which is the two business days prior to the Closing Date.

(jj)	"Company Subsidiaries" shall mean the Subsidiaries of the
Company and any Person acquired as a Subsidiary of the Company in the future and owned by Company at the Effective Time.

(kk)	"Confidentiality Agreement" shall mean that Confidentiality
Agreement dated November 8, 2005 between Bancorp and the Company.

(ll)	"Consent" shall mean any consent, approval, authorization,
clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Governmental Authorization.

(mm)	"Continuing Indemnified Person" shall have the meaning
assigned such term in Section 9.10(a) hereof.

(nn)	"Contract" shall mean any legally binding written or oral
agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, order, permit, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its equity capital, assets or business.

(oo)	"Default" shall mean (i) any breach or violation of or
default under any Contract, (ii) any occurrence or event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract or (iii) any occurrence or event that with or without the passage of time or the giving of notice would give rise to a right to terminate, revoke, modify, cancel, amend, change the current terms of, renegotiate, or to accelerate, increase or impose any liability under, any Contract.

(pp)	"Dissenting Shares" shall mean any shares of Bancorp Common
Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 271B of the KBCA.

(qq)	"Encumbrance" shall mean any claim, lien, security interest
(or other security arrangement), charge, equity, mortgage, pledge, community property interest, condition, equitable interest, option, right of first refusal, conditional sale agreement, default of title, hypothecation, reservation, title retention or encumbrance of any nature whatsoever.

(rr)	"Environment" means soil, land surface or subsurface
strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

(ss)	"Environmental Laws" means any Laws that require or relate
to: (a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or Hazardous Materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment; (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials or other potentially harmful substances; (g) cleaning up pollutants that have been released preventing the threat of release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets. "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, Section 42 U.S.C. 9601 et seq. ("CERCLA") or any successor law, and regulations and rules issued pursuant thereto or any successor, and the Resource Conservation and Recovery Act, as amended Section 42 U.S.C. 6901 et seq. ("RCRA") or any successor law, and regulations and rules issued pursuant thereto or any successor.

(tt)	"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, or any successor thereto, and regulations and rules issued pursuant thereto or any successor thereto.

(uu)	"ERISA Affiliate" shall mean any trade or business, whether
or not incorporated, that together with the Person under consideration would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

(vv)	"Exhibits" shall mean the exhibits so marked and attached
to this Agreement, which Exhibits are hereby incorporated herein by reference and made a part hereof.

(ww)	"Expression of Interest" shall mean that certain Expression
of Interest dated January 19, 2006 from the Company to Bancorp.

(xx)	"FDIC" shall mean the Federal Deposit Insurance
Corporation.

(yy)	"FRB" shall mean the Board of Governors of the Federal
Reserve System.

(zz)	"Funded Debt" shall mean, at any date, all indebtedness for
borrowed money issued, incurred, assumed or guaranteed of or by a Person which would, in accordance with GAAP, be classified as indebtedness, but in any event "Funded Debt" shall include all indebtedness for borrowed money, whether secured or unsecured. However, notwithstanding the foregoing, "Funded Debt" shall not include, with respect to the subject Person, any Liability or obligation of the subject Person incurred in the Ordinary Course of the subject Person's banking or trust business with respect to (i) any deposits held by the subject Person or funds collected by the subject Person;
(ii) any banker's acceptance or letter of credit issued by the subject Person; (iii) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange accepted or endorsed by the subject Person; (iv) any lease of real or personal property, purchase money security agreement or similar instrument not involving an obligation of the subject Person for borrowed money other than purchase money indebtedness; (v) any guarantee or similar obligation incurred by the subject Person in such circumstances as are incidental or usual in carrying on the banking or trust business; (vi) any transaction in the nature of an extension of credit, whether in the form of a commitment or otherwise, undertaken by the subject Person for the account of a third party after the application by the subject Person of the same banking considerations and legal lending limits that would otherwise be applicable if the transaction were a loan to such party; (vii) any transaction in which the subject Person acts solely in a fiduciary or agency capacity (including PMI and tax escrows); (viii) any Liability or obligation incurred by virtue of the transactions contemplated by this Agreement; and (ix) operating expenses and Liabilities other than indebtedness for borrowed money (except that the rollover of commercial borrowings outstanding as of December 31, 2005 shall not be considered new Liabilities) incurred in the Ordinary Course (including repurchase agreements with customers related to business checking sweep accounts.

(aaa)	"GAAP" shall mean generally accepted accounting principles
applicable to banks and bank holding companies as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board, in each case which are applicable to the circumstances as of the date of determination.

(bbb)	"Governmental Authorization" shall mean any approval,
Consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

(ccc)	"Governmental Body" shall mean any:  (a) nation, state,
county, city, town, village, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any self-regulatory organization, governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(ddd)	"Hazardous Materials" shall mean any waste or other
substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant or otherwise regulated under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including (without limitation) petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and polychlorinated biphenyls, substances containing polychlorinated biphenyls, nitrate, perchloroethylene, 1,1,1-trichloroethane, trichloroethylene, tetrachloroethylene, 1,1-dichloroethane, 1, 1-dichloroethene, cis-1, 2-dichloroethene, trans-1, 2-dichloroethene, copper, chromium, zinc, cadmium, lead, mercury, nickel, iron, magnesium, nitrite and aluminum.

(eee)	"Holding Company Articles of Merger" shall mean the
Articles of Merger to be executed by the Company, Merger Subsidiary and/or Bancorp and filed with the Secretary of State of the Commonwealth of Kentucky relating to the Holding Company Merger as contemplated by Section 2.3 hereof.

(fff)	"Holding Company Effective Time" shall have the meaning
assigned such term in Section 2.3 hereof.

(ggg)	"Holding Company Merger" shall have the meaning assigned
such term in Section 2.1(a) hereof.

(hhh)	"Holding Company Merger Consideration" shall mean
$14,000,000 (consisting of (i) the aggregate Cash Consideration, (ii) the aggregate Stock Consideration, (iii) any cash payable in lieu of fractional shares as contemplated by Section 5.1(d) hereof payable to the holders of Bancorp Common Stock and (iv) the amount equal to the number of Dissenting Shares times $3,346.68).

(iii)	"Holding Company Plan of Merger" shall mean the Plan of
Merger of even date herewith entered into by the Company, Bancorp and Merger Subsidiary in the Form of Exhibit A hereto.

(jjj)	"IIPI" shall have the meaning assigned such term in Section
6.26 hereof.

(kkk)	[Intentionally Omitted]

(lll)	"Intellectual Property" shall mean any copyrights (in both
published and unpublished works), patents, trademarks (registered and unregistered), service marks, service names, fictional business names and trade names, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, confidential information, customer lists, technical information, research and development information and records, data processing technology, plans, drawings, blueprints, franchises, know-how, inventions and discoveries (whether or not patentable), any applications for any of the foregoing and any other intellectual property rights of whatever nature.

(mmm)	"Kentucky Bank" shall mean Kentucky Bank, a Kentucky state
banking corporation.

(nnn)	"Kentucky Bank Common Stock" shall mean the common stock,
no par value per share, of Kentucky Bank.

(ooo)	"Knowledge:" a Person who is an individual will be deemed
to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time during the eighteen (18) months prior to the Effective Time served, as a director, officer, partner, management employee, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

(ppp)	"Law" shall mean any code, law, constitution, ordinance,
regulation, principle of common law, reporting or licensing requirement, rule, treaty or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any Governmental Body wherever located.

(qqq)	"Liability" shall mean any direct or indirect, primary or
secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

(rrr)	"Material Adverse Effect" shall mean that the Adverse
Consequences from an event, change, or occurrence, individually or together with any other event, change or occurrence, have had or can reasonably be expected to have a material adverse impact (financial or otherwise) on a consolidated basis on (i) the financial condition, business, results of operations or properties of the subject Person or (ii) the ability of the subject Person to perform its obligations under this Agreement or to consummate other transactions contemplated by this Agreement in accordance with applicable Law; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by Governmental Bodies, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of a Party (or any of its Subsidiaries) taken as contemplated by or in compliance with this Agreement or with the prior written consent of the other Parties pursuant to
Section 12.5 hereof or (d) changes in economic conditions or interest rates generally affecting financial institutions.

(sss)	"Mergers" shall mean collectively the Holding Company
Merger and the Bank Merger.


(ttt)	"Merger Subsidiary" shall mean Bancshares Subsidiary, Inc.,
a wholly-owned subsidiary of the Company organized under the Laws of the Commonwealth of Kentucky.

(uuu)	"Merger Subsidiary Common Stock" shall mean the common
stock, no par value per share, of Merger Subsidiary.

(vvv)	"NASD" shall mean the National Association of Securities
Dealers, Inc.

(www)	"1933 Act" shall mean the Securities Act of 1933, as
amended.

(xxx)	"1934 Act" shall mean the Securities Exchange Act of 1934,
as amended.

(yyy)	"Notice of Adverse Recommendation" shall have the meaning
assigned such term in Section 9.7(b) hereof.

(zzz)	"Office" shall mean the Kentucky Office of Financial
Institutions.

(aaaa)	"Operating Property" shall mean any property owned (or
previously owned) by the Party in question or any of its Subsidiaries or in which the Party in question or any of its Subsidiaries holds (or previously held) a security interest and, where required by Contract, such term means the owner or operator of the said property, but only with respect to such property.

(bbbb)	"Order" shall mean any administrative decision or award,
directive, decree, judgment, order, quasi-judicial decision or award, ruling, subpoena, injunction, decision, verdict or writ of any court, arbitrator, mediator, tribunal or Governmental Body.

(cccc)	"Ordinary Course" or "Ordinary Course of Business" - an
action taken by a Person will be deemed to have been taken in the "Ordinary Course" or the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person; (b) such action is not required to be authorized by the shareholders of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or the shareholders (or by any Person or group of Persons exercising similar authority or shareholders), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(dddd)	"Participation Facility" shall mean any facility or
property in which the Party in question or any of its Subsidiaries participates (or previously participated) in the management of such facility or property and, where required by the Contract, such term means the owner or operator of said facility or property, but only with respect to said facility or property.

(eeee)	"Party" shall mean Bancorp, Merger Subsidiary, the Company,
Kentucky Bank or Peoples Bank and "Parties" shall mean, collectively, Bancorp, Merger Subsidiary, the Company, Kentucky Bank and Peoples Bank.

(ffff)	"Peoples Bank" shall mean Peoples Bank, (Sandy Hook,
Kentucky), a Kentucky banking corporation.

(gggg)	"Peoples Bank Common Stock" shall mean the common stock,
$10.00 par value per share, of Peoples Bank.

(hhhh)	"Permit" shall mean any federal, state, local or foreign
Governmental Authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

(iiii)	"Person" shall mean any individual, association,
corporation (including, without limitation, any non-profit corporation) estate, general partnership, limited liability partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, executor, administrator, nominee or entity in a representative capacity, group acting in concert, Governmental Body, unincorporated association or other legal entity or organization.

(jjjj)	"Phantom Stock Obligations" shall mean the obligations of
Bancorp with respect to the phantom stock options described in Section 6.18(a) of the Bancorp Disclosure Memorandum.

(kkkk)	"Plans of Merger" shall mean the Holding Company Plan of
Merger and the Bank Plan of Merger, all of even date herewith, in the form of Exhibits A and B hereto.

(llll)	"PPM" shall mean the prospectus delivered to Bancorp
shareholders by the Company under the 1933 Act with respect to the shares of Company Common Stock to be issued to the shareholders of Bancorp in connection with the transactions contemplated by this Agreement.

(mmmm)	"Proceeding" shall mean any action, arbitration,
adjudication, case, cause of action, audit claim, litigation, suit, complaint, citation, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, notice of violation, administrative or other proceeding of whatever nature, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting any Person, its business, Assets or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

(nnnn)	"Real Property" shall have the meaning assigned such term
in Section 6.11(b) hereof.

(oooo)	"Regulatory Authorities" shall mean, collectively, the FRB,
the Department, any Governmental Body, and all state regulatory agencies, having jurisdiction over any of the Parties or their respective Subsidiaries, the NASD and the SEC.

(pppp)	"Representative" shall mean any investment banker,
financial advisor, attorney, accountant, consultant or other representative of a Person.

(qqqq)	"Rights" shall mean all arrangements, calls, commitments,
Contracts, options, rights to subscribe to, scrip, options, phantom stock options or rights, purchase rights, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests of whatever nature or other rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or other equity interests of whatever nature, or by which a Person is or may be bound to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

(rrrr)	"Schedules" shall mean the schedules so marked and attached
to this Agreement, which Schedules are hereby incorporated herein by reference and made a part hereof.

(ssss)	"SEC" shall mean the Securities and Exchange Commission.

(tttt)	"SEC Documents" shall mean all forms, proxy statements,
registration statements, reports, schedules, certifications, exhibits and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC pursuant to the Securities Laws.

(uuuu)	"Securities Laws" shall mean the 1933 Act, the 1934 Act,
the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

(vvvv)	"Shareholder Agreement" shall mean an agreement
substantially in the form of Exhibit D hereto to be delivered by each Bancorp shareholder other than B. Proctor Caudill, Jr. to the Company at the Closing.

(wwww)	"Shareholder Voting Agreement" shall mean an agreement
substantially in the form of Exhibit E hereto to be delivered to the Company within ten (10) days of the date of this Agreement by each Bancorp shareholder.

(xxxx)	"Significant Subsidiary" shall have the meaning assigned
such term in Rule 1-02(w) of Regulation S-X promulgated under the Securities
Laws.


(yyyy)	"Stock Consideration" shall have the meaning assigned such
term in Section 4.1(c)(i)(B) hereof.

(zzzz)	"Subsidiaries" shall mean all those Persons of which the
entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

(aaaaa)	"Superior Proposal" shall mean an Acquisition
Proposal from any Person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of Bancorp or Peoples Bank then outstanding or all or substantially all of the Assets of Bancorp or Peoples Bank that the Board of Directors of Bancorp and/or Peoples Bank determines in its good faith judgment, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including, without limitation, any break-up fees, expense reimbursement provisions, required financing and whether conditions to consummation are reasonably capable of being completed), would be more favorable from a financial point of view to the stockholders of Bancorp than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the Company in response to such Acquisition Proposal).

(bbbbb)	"Surviving Bank" shall have the meaning assigned such
term in Section 2.1(b) hereof.

(ccccc)	"Surviving Corporation" shall have the meaning
assigned such term in Section 2.1(a) hereof.

(ddddd)	"Taxes" shall mean all taxes, charges, fees, levies,
imposts or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, goods and services, ad valorem, transfer, alternative, net worth, value added, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest, fines and penalties, additions to tax or additional amounts imposed by any Governmental Body and whether disputed or not.

(eeeee)	"Tax Returns" shall mean all returns and reports of
or with respect to any Tax, which are required to be filed by or with respect to the applicable Person.


(fffff)	"Technology Systems" shall have the meaning assigned
such term in Section 6.27(a) hereof.

(ggggg)	"Termination Fee" shall mean the cash sum of
$500,000.




                                   ARTICLE 2
                       TRANSACTIONS AND TERMS OF MERGERS

2.1	 Mergers.

(a) Subject to the terms and conditions of this Agreement and the Holding Company Plan of Merger, at the Holding Company Effective Time, Bancorp shall be merged with and into Merger Subsidiary in accordance with the provisions of KRS 271B.11-010 of the KBCA, and with the effect provided in KRS 271B.11-060 of the KBCA (the "Holding Company Merger"). Merger Subsidiary shall be the surviving corporation resulting from the Holding Company Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the Commonwealth of Kentucky. The Holding Company Merger shall be consummated pursuant to the terms of this Agreement and the Holding Company Plan of Merger, which have been approved and adopted by the respective Boards of Directors of Bancorp, the Company and Merger Subsidiary.

(b)  Subject to the terms and conditions of this Agreement and the Bank
Plan of Merger, at the Bank Effective Time Peoples Bank shall be merged into Kentucky Bank in accordance with the provisions of KRS 271B.11-010 of the KBCA and with the effect prescribed in KRS 271B.11-060 of the KBCA (the "Bank Merger"). Kentucky Bank will be the surviving corporation resulting from the Bank Merger (the "Surviving Bank") and shall continue to be governed by the Laws of the Commonwealth of Kentucky. The Bank Merger shall be consummated pursuant to the terms of this Agreement and the Bank Plan of Merger, which have been approved by the respective Boards of Directors of Bancorp, the Company, Kentucky Bank and Peoples Bank.

2.2 Time and Place of Closing. The Closing will take place at 10:00
A.M., Paris, Kentucky time, on the date on which the Holding Company Effective Time and the Bank Effective Time are to occur, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

2.3 Effective Times. The Holding Company Merger and other transactions contemplated by this Agreement with respect thereto shall become effective at the time the Holding Company Articles of Merger reflecting the Holding Company Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky (the "Holding Company Effective Time"). The Bank Merger and the other transactions contemplated by this Agreement with respect thereto shall become effective at the time the Bank Articles of Merger reflecting the Bank Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky (the "Bank Effective Time"). Subject to the terms and conditions hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each Party, (ii) this Agreement is terminated pursuant to Article 11 hereof or (iii) the Company selects a date not later than thirty (30) days following the date all conditions precedent to its obligations hereunder have been fulfilled in order to accommodate the necessary data processing conversion respecting Peoples Bank, the Parties shall use their reasonable efforts to cause the Effective Times to occur on the date (the "Closing Date") five (5) days following the last to occur of
(i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Mergers (taking into account any requisite waiting period in respect thereto), (ii) the date on which the shareholders of Bancorp approve this Agreement, and
(iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

2.4	Restructure of Transaction. The Company shall have the right with the consent of Bancorp (which consent may not be unreasonably withheld, conditioned or delayed) to revise the structure of the Mergers contemplated by this Agreement in order to achieve tax benefits; provided, however, that the Company shall not have the right, without the approval of the Board of Directors of Bancorp and, if required by the KBCA, the holders of Bancorp Common Stock, to make any revision to the structure of the Mergers which: (i) changes the amount of the consideration which the holders of shares of Bancorp Common Stock are entitled to receive (determined in the manner provided in Section 4.1 hereof); (ii) changes the intended tax effects of the Holding Company Merger to the Company, Bancorp or the holders of shares of Bancorp Common Stock; (iii) would be materially adverse to the interests of Bancorp or adverse to the holders of shares of Bancorp Common Stock; or (iv) would materially impede or delay consummation of the Mergers. The Company may exercise this right of revision by giving written notice to Bancorp in the manner provided in Section 12.7 hereof which notice shall be in the form of an amendment to this Agreement and the Plans of Merger or in the form of an Amended and Restated Agreement and Plans of Merger.

                                   ARTICLE 3
                               TERMS OF MERGERS

3.1	Articles of Incorporation. The Articles of Incorporation of
Merger Subsidiary and Kentucky Bank in effect immediately prior to the respective Effective Times shall be the Articles of Incorporation of the Surviving Corporation and Surviving Bank, respectively, until otherwise amended or repealed.

3.2	Bylaws. The Bylaws of Merger Subsidiary and Kentucky Bank in
effect immediately prior to the respective Effective Times shall be the Bylaws of the Surviving Corporation and Surviving Bank, respectively, until otherwise amended or repealed.

3.3	Directors and Officers. The directors of Merger Subsidiary and
Kentucky Bank in office immediately prior to the respective Effective Times, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation and Surviving Bank, respectively, from and after the respective Effective Times in accordance with the Bylaws of the Surviving Corporation and Surviving Bank, respectively. The officers of Merger Subsidiary and Kentucky Bank in office immediately prior to the respective Effective Times, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation and Surviving Bank, respectively, from and after the respective Effective Times in accordance with the Bylaws of the Surviving Corporation and Surviving Bank, respectively.

                                   ARTICLE 4
                          MANNER OF CONVERTING SHARES

4.1	Conversion of Shares in Holding Company Merger. Subject to the
provisions of this Article 4 (and Article 3 of the Holding Company Plan of Merger), at the Holding Company Effective Time, by virtue of the Holding Company Merger and without any action on the part of the Company, Merger Subsidiary, Bancorp or the shareholders of any of the foregoing, the shares and Rights of the constituent Parties shall be converted as follows:

(a)	Each share of Company Common Stock (and any Rights with
respect to Company Common Stock) issued and outstanding immediately prior to the Holding Company Effective Time shall remain issued and outstanding from and after the Holding Company Effective Time;

(b)	Each share of Merger Subsidiary Common Stock issued and
outstanding immediately prior to the Holding Company Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Holding Company Effective Time;

(c)	 (i)  Subject to Sections 4.1(d), 4.1(e) and 5.1(d) below,
each issued and outstanding share of Bancorp Common Stock outstanding immediately prior to the Holding Company Effective Time shall be converted, subject to the provisions of this Article 4, into the following:

(A)	cash in the amount of $2,008.008 (the "Cash
Consideration"); and

(B)	that number of shares of Company Common Stock,
rounded to the nearest thousandth of a share, equal to the quotient obtained by dividing 1,338.672 by the Company Stock Price (the "Stock Consideration");
provided, however, that in the event any Bancorp shareholder refuses to deliver to the Company at the Closing a Shareholder Agreement, (i) each share of Bancorp Common Stock held of record by such shareholder shall be converted into the cash sum of $3,346.68 and (ii) the Cash Consideration and the Stock Consideration for the shares of Bancorp Common
Stock held by the remaining Bancorp shareholders shall be decreased and increased, respectively, by such amounts sufficient to result in forty percent
(40%) of the Holding Company Merger Consideration consisting of the aggregate Stock Consideration.

(d)	Dissenting Shares shall not be converted pursuant to Section
4.1(c) above in the Holding Company Merger but, at and after the Holding Company Effective Time, shall represent only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 4.1(c) above effective as of the Holding Company Effective Time.

(e)	Each of the shares of Bancorp Common Stock held by Bancorp, any
Bancorp Subsidiary, the Company or any Company Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Holding Company Effective Time and no Holding Company Merger Consideration shall be issued in exchange therefor.

4.2	Exchange Ratio Adjustment. In the event the Company pays a
special cash dividend or distribution after the date of this Agreement and prior to the Holding Company Effective Time or the Company changes the number of shares of Company Common Stock issued and outstanding after the date of this Agreement and prior to the Holding Company Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a special cash distribution or stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Stock Consideration shall be equitably adjusted in such fashion as the Company and Bancorp may agree is appropriate to preserve the intention of this Agreement, such agreement not to be unreasonably withheld, conditioned or delayed.

4.3	Conversion of Shares in Bank Merger. Subject to the provisions of this Article 4 (and Article 3 of the Bank Plan of Merger), at the Bank Effective Time, by virtue of the Bank Merger and without any action on the part of Peoples Bank, Kentucky Bank or the shareholders of any of the foregoing, the shares of Kentucky Bank Common Stock and Peoples Bank Common Stock shall be converted as follows:

(a)	Each share of Kentucky Bank Common Stock (and any Rights with respect to Kentucky Bank Common Stock) issued and outstanding immediately prior to the Bank Effective Time shall remain issued and outstanding from and after the Bank Effective Time; and

(b)	Each share of Peoples Bank Common Stock issued and outstanding immediately prior to the Bank Effective Time shall be canceled and retired at the Bank Effective Time and no consideration shall be issued in exchange therefor.

                                   ARTICLE 5
                              EXCHANGE OF SHARES

5.1 Exchange of Certificates in Holding Company Merger.

(a) Exchange Procedures for Holding Company Merger. As soon as reasonably practicable after approval of the Holding Company Plan of Merger by the Bancorp Shareholders, the Company shall mail to each holder of record of a certificate or certificates that represent outstanding shares of Bancorp Common Stock (such certificates are referred to hereinafter as the "Certificates") whose shares are contemplated to be converted into the right to receive Holding Company Merger Consideration pursuant to Section 4.1(c) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Company and shall be in such form and have such other provisions as Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person's portion of the Holding Company Merger Consideration following the Holding Company Effective Time. On the Closing Date and upon surrender of a Certificate for cancellation to the Company or to such other agent or agents as may be appointed by Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Company, the Company shall deliver to the holder of such Certificate, in exchange therefor, the amount of Cash Consideration and Stock Consideration into which the aggregate number of shares of Bancorp Common Stock previously represented by such Certificate shall have been converted pursuant to Sections 4.1(c) and 5.1(d) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any Company Common Stock shall be treated as a holder of Company Common Stock for all purposes under the KBCA and the Company's Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of Bancorp Common Stock that is not registered in the transfer records of Bancorp, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 5.1(a), each Certificate shall be deemed at any time after the Holding Company Effective Time to represent only the right to receive upon such surrender the portion of the Holding Company Merger Consideration into which the shares of Bancorp Common Stock theretofore represented by such Certificate have been converted pursuant to Sections 4.1(c) hereof. No interest shall be paid or accrued on any cash payable upon surrender of any Certificate.

(b)	Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date on or after the Holding Company Effective Time shall be paid to the holder of any Certificate formerly representing Bancorp Common Stock with respect to the shares of Company Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 5.1(d) hereof, until the surrender of such Certificate in accordance with this Article 5. Subject to applicable Law, following surrender of any such Certificate with the required letter of transmittal, there shall be paid to the holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 5.1(d) hereof and the amount of dividends or other distributions with a record date after the Holding Company Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Holding Company Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

(c) 	No Further Ownership Rights in Bancorp Common Stock. The Holding
Company Merger Consideration paid and/or issued in accordance with the terms of this Article 5 upon conversion of any shares of Bancorp Common Stock shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of Bancorp Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Holding Company Effective Time that may have been declared or made by Bancorp on such shares of Bancorp Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Holding Company Effective Time, and after the Holding Company Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Bancorp Common Stock that were outstanding immediately prior to the Holding Company Effective Time. If, after the Holding Company Effective Time, any Certificates formerly representing shares of Bancorp Common Stock are presented to the Surviving Corporation or the Company for any reason, they shall be canceled and exchanged as provided in this Article 5.

(d)	No Fractional Shares.

(1)	No certificates or scrip representing fractional shares of
Company Common Stock shall be issued upon the conversion of Bancorp Common Stock pursuant to Section 4.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. For purposes of this Section 5.1(d), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

(2)	In lieu of any such fractional shares, each holder of Bancorp
Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Company Common Stock to which such holder is entitled under
Section 4.1(c) (or would be entitled but for this Section 5.1(d)) and (B) the Company Stock Price.

(e) No Liability. None of Bancorp, the Merger Subsidiary or the Company shall be liable to any Person in respect of any cash or any shares of Company Common Stock (or dividends or distributions with respect thereto) delivered to a public official as required pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Holding Company Effective Time (or immediately prior to such earlier date on which Holding Company Merger Consideration in respect of such Certificate would otherwise be required to escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Bancorp Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Bancorp Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

(g) Income Tax Treatment. It is intended by the Parties that the Holding Company Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. Subject to any revision to the structure of the transaction as provided under Section 2.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

5.2 Exchange of Certificates in Bank Merger.

(a)	Exchange of Certificates in Bank Merger.  As soon as reasonably practicable after the Bank Effective Time, the holders of record of shares of Bancorp Bank Common Stock shall surrender to Kentucky Bank their certificate or certificates that represent outstanding shares of Bancorp Bank Common Stock, which shall be canceled by Kentucky Bank.

(b)	Income Tax Treatment. It is intended by the Parties that the Bank
Merger qualify as a "reorganization" within the meaning of Section 368(a)
(1)(A) of the Code. Subject to any revision to the structure of the transaction as provided under Section 2.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.


                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BANCORP

	Bancorp hereby represents and warrants to the Company, except as set forth in the Bancorp Disclosure Memorandum, as follows:

	6.1	Organization, Standing and Power.  Bancorp is a corporation
validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Bancorp is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

	6.2	Authority; No Conflict.

		(a)	Subject to the approval of the shareholders of Bancorp,
Bancorp has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and all other agreements, documents or instruments contemplated hereunder and to consummate the transactions contemplated hereby and thereby. Subject to shareholder approval, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Bancorp's duly constituted Board of Directors) in respect thereof on the part of Bancorp and this Agreement constitutes the legal, valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms. Bancorp has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations under this Agreement.

		(b)	Neither the execution and delivery of this Agreement by
Bancorp nor the consummation of the transactions contemplated hereby, nor compliance by Bancorp with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Bancorp, (ii) constitute or result in a Default under, or require any Consent apart from necessary consents from Regulatory Authorities pursuant to, or result in the creation of any Encumbrance on any Asset of Bancorp or any of the Bancorp Subsidiaries under, any Contract or Governmental Authorization of or applicable to Bancorp or any of the Bancorp Subsidiaries, except for such Defaults and Encumbrances which will not have, and for such Consents which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect on Bancorp, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b) hereof, violate any Law or Order applicable to Bancorp or any of the Bancorp Subsidiaries or any of its material Assets.

		(c)	Other than notice and filings with the Regulatory
Authorities and the Kentucky Secretary of State, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by Bancorp of the transactions contemplated in this Agreement.

	6.3	Capital Stock.  The authorized capital stock of Bancorp consists solely of 8,500 shares, no par value per share common stock, of which 4,183.25 shares are issued and outstanding as of the date hereof and held of record as indicated in Section 6.3 of the Bancorp Disclosure Memorandum. All issued and outstanding shares of Bancorp Common Stock are duly and validly issued and outstanding, are fully paid and non-assessable under applicable
Law and the Articles of Incorporation and Bylaws of Bancorp. None of the shares of Bancorp Common Stock has been issued in violation of any preemptive rights of any current or past shareholder of Bancorp. There are no outstanding Rights with respect to Bancorp Common Stock. Since January 1,
2003, Bancorp has not directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock.

6.4	Subsidiaries.  Bancorp has disclosed in Schedule 6.4 of the
Bancorp Disclosure Memorandum all of the Bancorp Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the Bancorp Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of Bancorp Subsidiaries). Bancorp or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Bancorp Subsidiaries. No capital stock (or other equity interest) of any Bancorp Subsidiary is or may become required to be issued (other than to another Bancorp Subsidiary) by reason of any Rights, and there are no Contracts by which Bancorp or any of the Bancorp Subsidiaries is bound to issue (other than to Bancorp or another of the Bancorp Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Bancorp or any of the Bancorp Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Bancorp or any of the Bancorp Subsidiaries (other than to Bancorp or any of the Bancorp Subsidiaries). There are no Contracts relating to the rights of Bancorp or any Bancorp Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Bancorp or any Bancorp Subsidiary. All of the shares of capital stock (or other equity interests) of each Bancorp Subsidiary held by Bancorp or any Bancorp Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Bancorp or a Bancorp Subsidiary free and clear of any Encumbrances. Each Bancorp Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Bancorp Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the states of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp. The only Bancorp Subsidiary that is a depository institution is Peoples Bank. Peoples Bank is an "insured depository institution" as defined in Section 3(c)(2) of the Federal Deposit Insurance Act and applicable regulations thereunder, the deposits in which are insured by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder and Peoples Bank is a member in good standing with the FDIC. Peoples Bank is a member of the Bank Insurance Fund. The minute books and other organizational documents (and all amendments thereto) for Bancorp, Peoples Bank and each other Bancorp Subsidiary that would qualify as a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities
Laws) of Bancorp have been or will be made available to the Company for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

	6.5	Financial Statements.  Bancorp has delivered to the Company (or will deliver, when available, with respect to periods ended after the date of this Agreement) complete copies of (i) the audited consolidated balance sheets (including related notes and schedules, if any) of Bancorp as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal years ended December 31, 2005, 2004 and 2003, (ii) the consolidated statements of financial position of Bancorp (including related notes and schedules, if any) and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to any quarterly period ending subsequent to December
31, 2005, and prior to the Closing Date (audited if for a fiscal year end) and (iv) all Consolidated Reports of Condition and Income (or similar reports, regardless of name), including any amendments thereto, filed with any Regulatory Authorities by Bancorp and Peoples Bank for the years ended December 31, 2005, 2004, and 2003, and with respect to any period ending subsequent to December 31, 2005, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and reports (collectively, the "Bancorp Financial Statements"). Such Bancorp Financial Statements (i) were (or will be) prepared from the records of Bancorp and/or each Bancorp Subsidiary; (ii) were (or will be) prepared in all material respects in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present), in all material respects, Bancorp's and each Bancorp Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby, except that the unaudited interim Financial Statements (a) do not include footnotes, (b) are condensed and (c) were or are subject to normal and recurring year-end adjustments which were not expected to be material in amount or effect; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Bancorp's and each Bancorp Subsidiary's financial condition and the results of Bancorp's and each Bancorp Subsidiary's operations and cash flows for the periods covered by such financial statements; and (v) do not (or, when prepared, will not) contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.6	Absence of Undisclosed Liabilities. Other than (i) deposits and
Liabilities incurred in the Ordinary Course which would do not, individually or in the aggregate, render inaccurate any Bancorp representation or warranty contained in Section 6.10 hereof, (ii) and expenses incurred by Bancorp in connection with the transactions contemplated by this Agreement, none of Bancorp or any of the Bancorp Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Bancorp as of December 31, 2005, included in the Bancorp Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Bancorp nor any of the Bancorp Subsidiaries has incurred or paid any Liability since December 31, 2005, except for such Liabilities (i) incurred or paid in the Ordinary Course of Business consistent with past business practice, (ii) incurred in connection with the transactions contemplated by this Agreement or (iii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp or Peoples Bank.

	6.7	Regulatory Reports; Corporate Records.  Bancorp has delivered to the Company true and complete copies of (i) any and all material reports which Bancorp or Peoples Bank has filed with any Governmental Body since
January 1, 2002, (ii) the Articles of Incorporation and Bylaws of Bancorp and Peoples Bank and (iii) stock transfer records and corporate minutes (other than minutes relating to the consideration of the transactions contemplated hereunder or matters involving a privacy right of a Person protected by Law) for the past five (5) years of Bancorp and Peoples Bank. All of the foregoing are current, complete and correct in all material respects.

6.8	Loans; Allowance for Loan and Lease Losses.

	(a) Each of the allowances for possible loan and lease losses and any allowance for real estate owned shown on the Bancorp Financial Statements is adequate (i) to provide for all probable incurred credit losses of Bancorp and/or Peoples Bank as of the respective dates of the Bancorp Financial Statements and (ii) under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans and leases previously charged off, on loans outstanding, lease receivables or real estate owned by Bancorp and/or Peoples Bank (including, without limitation, accrued interest receivable).

	(b) All outstanding Bancorp or Peoples Bank loans, discounts and lease financings (as well as those reflected on the Bancorp Financial Statements) have been (a) made for good, valuable and adequate consideration in the Ordinary Course of Business and (b) evidenced by notes, other evidences of indebtedness and (as applicable) Contracts granting an Encumbrance to Peoples Bank which are true, genuine, what they purport to be and enforceable in accordance with their terms. The balances for Peoples Bank loans, discounts or lease financings, as reflected on the books and records of Peoples Bank, are accurate.

	(c) Peoples Bank is not a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by Peoples Bank to be otherwise in Default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by Peoples Bank, the FDIC or the Office, or (iv) an obligation of any director, executive officer or 10% shareholder of Bancorp or Peoples Bank who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any Person controlling, controlled by or under common control with any of the foregoing.

	(d) Any Peoples Bank loan made under, or in conjunction with, any Governmental Body program (including, without limitation, the Farm Services Administration) was made, and has been serviced and administered, in compliance with any applicable requirements of Law except for such noncompliances which could not have, individually or in the aggregate, a Material Adverse Effect on Bancorp or Peoples Bank. Any Peoples Bank loan which has been assigned by Peoples Bank was made, in all material respects, in accordance with applicable Law and in accordance with the requirements of the subject assignee and no such assignment (the revocation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp or Peoples Bank) is subject to any valid defense with respect to the enforceability of same or subject to revocation by the assignee whereby the assignee could require Peoples Bank to repurchase any subject loan.

	(e) Except for such secured loans the default of which would not have, individually or in the aggregate, a Material Adverse Effect on Peoples Bank, (i) each of Peoples Bank's secured loans is secured with the collateral and priority indicated on the books and records of Peoples Bank and (ii) each such Encumbrance is evidenced by a security agreement or mortgage that is true, genuine and enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to Peoples Bank loans that have been cited in any compliance report to Peoples Bank as a result of examination by any Governmental Body and the loan documentation with respect to all Peoples Bank loans, discounts or lease financings, complies in all material respects with applicable Law.

	(f) No borrower or obligor under any Peoples Bank loan has requested, and Peoples Bank has not allowed, any relief pursuant to the Soldiers and Sailors Civil Relief Act of 1940.

	6.9	Repurchase Agreements.  All repurchase Contracts to which Peoples
Bank is a party are in accordance with the terms of The Bond Market Association/International Securities Market Association Global Master
Repurchase Agreement.

	6.10	Absence of Changes.  Since December 31, 2005, the business of
Bancorp and each Bancorp Subsidiary has been conducted in the Ordinary Course and except for actions taken in compliance with this Agreement, none of Bancorp or any of the Bancorp Subsidiaries has otherwise:

		(a)	experienced or suffered any change constituting a Material
Adverse Effect or events or transactions reasonably likely to result in a Material Adverse Effect;

		(b)	incurred any Funded Debt in excess of $200,000 or incurred,
or become subject to, any other absolute or contingent obligation or liability, or guaranteed any liabilities or obligations of any other Person;

		(c)	created or suffered any Encumbrance other than Encumbrances
incurred in connection with Funded Debt permitted in accordance with Section
6.10(b) above with respect to its properties, business or assets;

		(d)	other than sales of loans in the Ordinary Course of
Business, sold, pledged, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any portion of its assets, properties or rights, except in the Ordinary Course of Business and not exceeding in the aggregate $25,000;

		(e)	conveyed or agreed to convey any property to any Affiliate
or entered into any non-arm's length transaction with any Affiliate;

		(f)	experienced any general work stoppage, labor dispute or
other employee disturbance;

		(g)	incurred or become subject to any claim or liability for
any damages which could have a Material Adverse Effect on it, for negligence or any other tort, or for breach of Contract;

		(h)	entered into any Contract, or otherwise operated its
business, other than in the Ordinary Course of Business;

		(i)	committed any act or omitted to do any act which would
cause a Default under any Contract to which it is a party or by which it is bound on the date hereof, which Default is reasonably likely to result in a Material Adverse Effect on Bancorp or Peoples Bank;

(j)	issued, sold, purchased or redeemed any stock, bonds,
debentures, notes, or other securities of Bancorp or Peoples Bank, or issued, sold or granted any Right in respect thereof;

(k)	waived, released or canceled any material debts owed to it,
claims, rights of value or suffered any extraordinary loss, or paid any of its non-current obligations or liabilities, or written down the value of any assets or written down or off any receivable except for loan charge-offs and writedowns in other real estate owned in the Ordinary Course of Business;

(l)	declared, set aside or paid any dividend or distributions
on any shares of Bancorp Common Stock;

(m)	made any capital expenditures or capital additions or
betterments (or commitment therefor) in excess of $10,000 for any single item or in excess of $20,000 in the aggregate;

(n)	suffered any casualty, damage, destruction or loss to any
of its assets not covered by insurance in excess of $5,000 for any one event or in excess of $10,000 in the aggregate;

(o)	terminated, disciplined, or experienced any resignation of
(other than resignations for retirement) any employee;

(p)	paid or obligated itself to pay any bonuses, extra
compensation or extraordinary compensation to, pensions or severance pay, or made any increase (except increases in the Ordinary Course of Business) in the compensation payable (or to become payable by it) to, any present or former officer, director or employee, or entered into any contract of employment;

(q)	terminated or amended or suffered the termination or
amendment of (i) any material lease, bids, Contracts, commitments or other agreements, or (ii) any material Permits, licenses, concessions, Governmental Authorizations, franchises and similar rights granted to or held by it, which are necessary or related to its operations;

(r)	failed to use reasonable efforts to preserve its business
or preserve the goodwill of its customers and others with which it has business relations;

(s)	taken (or failed to take) any action which action or
failure if taken after the date of this Agreement, would represent or result in a breach or violation of Sections 8.1 or 8.2 hereof;

(t)	experienced any material adverse change in Asset
concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix of interest-bearing versus noninterest-bearing deposits; or

(u)	entered into any Contract to do any of the foregoing.

6.11	Assets. (a) Except as disclosed or reserved against in the
Bancorp Financial Statements made available prior to the date of this Agreement, Bancorp and the Bancorp Subsidiaries have good, marketable and indefeasible title, free and clear of all material Encumbrances, to all of their respective Assets. All tangible properties used in the businesses of Bancorp and the Bancorp Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business of Bancorp and the Bancorp Subsidiaries, except for instances in which the failure to be in such condition is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp. All Assets which are material to Bancorp's business on a consolidated basis, held under leases or subleases by Bancorp or any of the Bancorp Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms, assuming the enforceability with respect to third parties to such Contracts, of which Bancorp has no reason to believe that any such Contracts are not enforceable against any such third party thereto (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S. and Kentucky Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(b) Schedule 6.11(b) of the Bancorp Disclosure Memorandum contains a complete list of all real property, leaseholds or other interests in real property (other than mortgage interests held by Peoples Bank with respect to its borrowers) owned by Bancorp or a Bancorp Subsidiary (collectively, the "Real Property"). With respect to each lease of any real property or personal property to which Bancorp or any Bancorp Subsidiary is a party (whether as lessee or lessor), except for financing leases in which Bancorp or any Bancorp Subsidiary is lessor, (i) such lease is in full force and effect in accordance with its terms against Bancorp or any Bancorp Subsidiary; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by Bancorp or any Bancorp Subsidiary;
(iii) there exists no Default under such lease by Bancorp or any Bancorp Subsidiary; and (iv) upon receipt of the consents described in Section 6.11(b) of the Bancorp Disclosure Memorandum, neither of the Mergers will constitute a Default or a cause for termination or modification of such lease.

(c)	Apart from any noncompliances which in the aggregate would
not have a Material Adverse Effect on Bancorp or Peoples Bank, (i) the improvements on the Real Property comply with all (and none of Bancorp or any Bancorp Subsidiary has received an uncured notice from any Governmental Body respecting any violation of any) Laws including, without limitation, all applicable zoning, building, fire, health, safety, handicapped persons, environmental, pollution, and use laws, codes and ordinances and any and all requirements imposed in connection with the zoning or rezoning of the Real Property (including, without limitation, requirements with respect to on-site storm water detention or retention), (ii) Certificates of Occupancy and all other required Governmental Authorizations have been issued for each building or structure constituting a portion of the Real Property improvements and for all leased or leasable areas of such improvements and all fees and other expenses required to be paid in connection with any zoning or rezoning of the Real Property and all obligations to be performed by or on behalf of Bancorp or any Bancorp Subsidiary with respect to any such zoning or rezoning have been paid and performed in full, (iii) the Real Property is zoned in a manner which permits Bancorp or any Bancorp Subsidiary to use the Real Property for the purpose and in the manner as the Real Property is currently being used and (iv) there are no Contracts with Governmental Bodies with respect to the Real Property which would bind the Real Property following the Closing.

(d)	There are no Proceedings pending or, to the Knowledge of
Bancorp, threatened against or relating to the Real Property (including, without limitation, any Proceeding for the taking or condemnation of all or any portion of the Real Property) which, if successful, would, individually or in the aggregate, have a Material Adverse Effect on Bancorp or the Real Property or restrict or prevent the continued operation of the Real Property in the same manner as that in which it is being operated and maintained as of the date hereof.

(e)	There are no outstanding construction accounts payable or
mechanics' liens or rights to claim a mechanics' lien in favor of any contractor, materialman or laborer or any other Person in connection with construction on any portion of the Real Property.

(f)	The Real Property is not located within an area which has
been designated by any Governmental Body as having, or being subject to, special flood hazards or wetlands restrictions.

(g)	There are no encroachments from or upon property adjoining
the Real Property or upon any easements located on the Real Property.

(h)	The structures on the Real Property and the improvements
thereon (including, without limitation, (i) the walls, ceilings and other structural elements of any improvements erected thereon and (ii) the building systems, such as heating, plumbing, ventilation, air conditioning and electrical systems, related thereto) are in good working order, repair and operating condition, ordinary wear and tear excepted.

(i)	There are no items of maintenance scheduled by Bancorp or
any Bancorp Subsidiary for completion during the past six months that have been deferred with respect to any building system located on the Real Property or with respect to the structural soundness of the improvements comprising part of such premises in excess of $20,000 in the aggregate.

(j)	None of Bancorp or any Bancorp Subsidiary has received any
notice from any insurance company or insurance broker or underwriter of any material defects or inadequacies in respect of the Real Property that could reasonably be expected to affect the insurability of such property.

6.12	Intellectual Property. All of the Intellectual Property rights of
Bancorp and each of the Bancorp Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Bancorp, there currently are not, any material Defaults thereunder by Bancorp or any Bancorp Subsidiary. Bancorp and each Bancorp Subsidiary (as applicable) owns, is the valid licensee of, or otherwise has the unrestricted right to use in the manner in which it is or has been used, all such Intellectual Property rights free and clear of all Encumbrances or claims of infringement. To the Knowledge of Bancorp, none of Bancorp or any of the Bancorp Subsidiaries, nor any of their respective predecessors, has infringed the Intellectual Property rights of others (except to the extent any such infringement will not have a Material Adverse Effect on Bancorp) and, to the Knowledge of Bancorp, none of the Intellectual Property rights as used in the business conducted by Bancorp or the Bancorp Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. None of Bancorp or the Bancorp Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. To the Knowledge of Bancorp, Bancorp and each Bancorp Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using. To the Knowledge of Bancorp, no officer, director, or employee of Bancorp or the Bancorp Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Bancorp or any of the Bancorp Subsidiaries, except any such Contracts which are not reasonably likely to have, individually, or in the aggregate, a Material Adverse Effect on Bancorp or Peoples Bank.

6.13	Insurance.  Bancorp and each Bancorp Subsidiary currently
maintains insurance pursuant to the policies disclosed on Schedule 6.13 of the Bancorp Disclosure Memorandum in amounts, scope, and coverage which are adequate for the operations of Bancorp and the Bancorp Subsidiaries and consistent with the insurance carried by prudent Persons similarly situated. All amounts due and payable under any of such insurance policies have been paid or have been (or will be) properly accrued for in the Bancorp Financial Statements. None of Bancorp or any of the Bancorp Subsidiaries is liable for any material, retroactive premium adjustments respecting any of its insurance policies. None of such insurance policies provides for a premium in excess of the stipulated normal rate. None of Bancorp or any of the Bancorp Subsidiaries has received notice from any insurance carrier that (i) any of such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be materially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by Bancorp or any Bancorp Subsidiary under such policies. To the Knowledge of Bancorp, none of Bancorp or any of the Bancorp Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material (or potentially material) claim under its insurance policies and bonds. None of Bancorp or any of the Bancorp Subsidiaries has, during the past five (5) years, been denied or had revoked or rescinded any policy of insurance.

6.14	Tax Matters.  All Tax Returns required to be filed by or on
behalf of Bancorp or any Bancorp Subsidiary have been timely filed or extended for periods ended on or before the date hereof and all such Tax Returns are true, complete and accurate in all respects. All Taxes shown on each filed Tax Return of Bancorp or any Bancorp Subsidiary have been paid. There is no audit examination, deficiency or refund Proceeding respecting Bancorp or any Bancorp Subsidiary pending (or, to the Knowledge of Bancorp, threatened) with respect to any Taxes. To the Knowledge of Bancorp and Peoples Bank, no presently pending assessments of deficiencies in respect of Taxes have been made against Bancorp or any Bancorp Subsidiary or with respect to the income, receipts or net worth of Bancorp or any Bancorp Subsidiary, and no extensions of time are in effect for the assessment of deficiencies against Bancorp or any Bancorp Subsidiary. None of Bancorp or any Bancorp Subsidiary has executed any extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. Deferred Taxes of Bancorp or any Bancorp Subsidiary have been provided for in accordance with GAAP under the Bancorp Financial Statements. Each of Bancorp and each Bancorp Subsidiary is in material compliance with, and the records of Bancorp or any Bancorp Subsidiary contain all information and documents (including, without limitation, properly completed Internal Revenue Service Forms W-9) necessary to comply in all respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. None of Bancorp or any Bancorp Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code. None of Bancorp or any Bancorp Subsidiary has received notice of any claim by any Governmental Body that Bancorp or any Bancorp Subsidiary or the income, receipts or net worth of Bancorp or any Bancorp Subsidiary may be subject to Taxes. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Proceedings related to Tax Return and/or Taxes of Bancorp or any Bancorp Subsidiary have been paid. There are no Encumbrances with respect to Taxes upon any of the assets of Bancorp or any Bancorp Subsidiary.

6.15	Environmental Matters.

(a)	Each of Bancorp and each Bancorp Subsidiary and their
respective Participation Facilities and Operating Properties are, and have been (or, in the case of Operating Properties in which Bancorp or any Bancorp Subsidiary holds or has held a security interest, to Bancorp's Knowledge are and have been), in compliance with all Environmental Laws, except for violations which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp or any Bancorp Subsidiary.

(b)	There is no Proceeding pending or (to the Knowledge of
Bancorp) threatened before any Governmental Body or other forum in which Bancorp or any Bancorp Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Bancorp or any Bancorp Subsidiary or any respective Operating Properties or Participation Facilities.

(c)	During the period of (i) Bancorp or any Bancorp
Subsidiary's ownership or operation of any of their respective current properties, (ii) Bancorp or any Bancorp Subsidiary's participation in the management of any Participation Facility, or (iii) Bancorp or any Bancorp Subsidiary's holding of a security interest in an Operating Property, there have been (or, in the case of an Operating Property in which Bancorp or any Bancorp Subsidiary holds or has held a security interest, there have to the Knowledge of Bancorp been) no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp or any Bancorp Subsidiary. Prior to the period of (i) Bancorp's or any Bancorp Subsidiary's ownership or operation of any of its current properties, (ii) Bancorp's or any Bancorp Subsidiary's participation in the management of any Participation Facility or (iii) Bancorp's or any Bancorp Subsidiary's holding of a security interest in an Operating Property, there were to the Knowledge of Bancorp no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

6.16	Compliance With Laws.  Bancorp is duly registered as a bank
holding company under the BHC Act. Each of Bancorp and each of the Bancorp Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted. None of Bancorp or any of the Bancorp Subsidiaries is (or has been during the past year) in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for such violations which could not have, individually, or in the aggregate, a Material Adverse Effect on Bancorp. None of Bancorp or any of the Bancorp Subsidiaries has received notification or communication from any Governmental Body or the staff thereof
(i) asserting that Bancorp or any Bancorp Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp), (ii) threatening to revoke any Permits or (iii) requiring Bancorp or any Bancorp Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

6.17	Labor Relations. None of Bancorp or any of the Bancorp
Subsidiaries is the subject of any Proceeding asserting that Bancorp or any of the Bancorp Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel Bancorp or any of the Bancorp Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Bancorp or any of the Bancorp Subsidiaries pending or, to the Knowledge of Bancorp, threatened, nor to the Knowledge of Bancorp, is there any activity involving the employees of Bancorp or any of the Bancorp Subsidiaries seeking to certify a collective bargaining unit or engaging in any other collective bargaining organizational activity.

6.18	Employee Benefit Plans.

(a)	Bancorp has disclosed in Schedule 6.18 of the Bancorp
Disclosure Memorandum and has delivered or made available to the Company prior to the execution of this Agreement true and complete copies of all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other material employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Bancorp or any of the Bancorp Subsidiaries or any ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of Bancorp or any of the Bancorp Subsidiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of Bancorp or any of the Bancorp Subsidiaries are eligible to participate (collectively, the "Bancorp Benefit Plans"). No Bancorp ERISA Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

(b)	All Bancorp Benefit Plans are in compliance with (and have
been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable Laws, apart from noncompliances not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp. Each Bancorp ERISA Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service (and Bancorp has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. None of Bancorp or any of the Bancorp Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Bancorp Benefit Plan that would reasonably be expected to subject Bancorp or any of the Bancorp Subsidiaries to a Tax imposed by Section 4975 of the Code or a civil penalty imposed by Section 502(i) of ERISA, assuming for purposes of
Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof, and subsequently expires as of the day next preceding the Closing Date. Bancorp has no Knowledge of any fact which would adversely affect the qualification of any of the Bancorp Benefit Plans, or of any threatened or pending claim against any of the Bancorp Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Body.

(c)	No "defined benefit plan" (as defined in Section 414(j) of
the Code) or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, maintained at any time by Bancorp or any of the Bancorp Subsidiaries, or the single-employer plan of any entity which is considered one employer with Bancorp or any of the Bancorp Subsidiaries under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate"), has an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA. None of Bancorp or any of the Bancorp Subsidiaries has provided, or, to Bancorp's Knowledge would reasonably be expected to be required to provide, security to any single- employer plan of an ERISA Affiliate pursuant to Section 401
(a)(29) of the Code.

(d)	Within the six year period preceding the Effective Time, no
liability under Subtitle C or D of Title IV of ERISA has been incurred by Bancorp or any of the Bancorp Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. None of Bancorp or any of the Bancorp Subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived, has been required to be filed for any Bancorp Benefit Plan or by any ERISA Affiliate within the 12 month period ending on the date hereof.

(e)	Each of Bancorp or any of the Bancorp Subsidiaries has
fully complied with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the Bancorp Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Bancorp Benefit Plans have been maintained in material compliance with Section 107 of ERISA. None of Bancorp or any of the Bancorp Subsidiaries nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Bancorp Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

(f)	None of Bancorp or any of the Bancorp Subsidiaries has,
with respect to any of the Bancorp Benefit Plans, nor (to the Knowledge of Bancorp or Peoples Bank) has any administrator of any of the Bancorp Benefit Plans, the related trusts or any trustee thereof, engaged in any prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975(c) of the Code) which would subject Bancorp or any of the Bancorp Subsidiaries, any of the Bancorp Benefit Plans, any administrator or trustee or any party dealing with any of the Bancorp Benefit Plans or any such trusts, to a Tax or any Adverse Consequences on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

(g)	None of Bancorp or any of the Bancorp Subsidiaries has any
liability for retiree health and life benefits under any of the Bancorp Benefit Plans.

(h)	Neither the execution and delivery of this Agreement nor
the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of Bancorp or any of the Bancorp Subsidiaries under any Bancorp Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Bancorp Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(i)	The actuarial present values of all accrued deferred
compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Bancorp or any of the Bancorp Subsidiaries and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or
Section 302 of ERISA, have been fully reflected on the Bancorp Financial Statements to the extent required by and in accordance with GAAP.

	(j)	Bancorp has delivered to the Company (i) copies of the most
recent Forms 5500 for any Bancorp Benefit Plan required by Law to file such form and (ii) copies of the latest actuarial report with respect to any Bancorp Benefit Plan which is a defined benefit or retiree plan.

6.19	Material Contracts.  None of Bancorp, any Bancorp Subsidiary or
any of their respective Assets, businesses or operations is a party to, is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract, (ii) any Contract relating to the borrowing of money by Bancorp or any of the Bancorp Subsidiaries or the guarantee by Bancorp or any of the Bancorp Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances, trade payables and Contracts relating to borrowings or guarantees made in the Ordinary Course of Business), (iii) any Contracts which prohibit or restrict Bancorp or any of the Bancorp Subsidiaries from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract which is a financial derivative Contract (including various combinations thereof), (v) any Contract not made in the Ordinary Course of Business, (vi) any Contract relating to capital expenditures and involving future payments which (either alone or when combined with other like Contracts) exceed $20,000, (vii) apart from this Agreement, any Contract involving an Acquisition Proposal, (viii) any Contract involving Intellectual Property, (ix) any Contract involving the provision of data processing or other technical services, or (x) any Contract which (A) will not be performed within sixty (60) days of the date of this Agreement, (B) involves future payments by Bancorp or any Bancorp Subsidiary (whether during the term of any such Contract or in connection with its termination or expiration) in excess of $5,000 or (C) is not cancelable by Bancorp or any Bancorp Subsidiary without penalty on no more than 30 days' notice. With respect to each Bancorp Contract: (i) the Contract is valid and in full force and effect in accordance with its terms; (ii) none of Bancorp or any Bancorp Subsidiary is in Default thereunder; (iii) none of Bancorp or any Bancorp Subsidiary has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of Bancorp, in Default in any respect or has repudiated or waived any material provision thereunder;
(v) no event or condition has occurred or exists (or is alleged to have occurred or existed) which constitutes (or with the lapse of time might constitute) a Default; and (vi) the Contract may be assigned by Bancorp or any Bancorp Subsidiary (or a Change in Control with respect to Bancorp may occur) without the consent of the other party or parties thereto.

6.20	Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of Bancorp, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Bancorp or any Bancorp Subsidiary, or against any asset, employee benefit plan, interest or right of Bancorp or any Bancorp Subsidiary nor are there any Orders of any Governmental Body outstanding against Bancorp or any Bancorp Subsidiary. There is no Proceeding instituted or pending, or to the Knowledge of Bancorp, threatened (or unasserted but considered probable of assertion) against any officer, director or employee of Bancorp or any Bancorp Subsidiary arising in connection with actions taken (or omitted to be taken) by such officer, director or employee in his capacity as an officer, director or employee.
Schedule 6.20 of the Bancorp Disclosure Memorandum hereto includes a summary report of all Proceedings as of the date of this Agreement to which Bancorp or any Bancorp Subsidiary is a party.

6.21	Reports. Since January 1, 2003, Bancorp and each Bancorp
Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Body. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of such documents so filed contained any untrue statement of a material fact, omitted to state a material fact required to be stated therein, or intentionally omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Copies of all reports, correspondence, notices and other documents relating to any inspection, examination, audit, monitoring or other form of review or enforcement action by a Regulatory Authority has been made available to the Company.

6.22	Deposits.  The deposit records of Peoples Bank accurately reflect
Peoples Bank's deposit accounts. There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to Peoples Bank deposit liabilities and the terms and conditions and other documentation with respect to Peoples Bank deposit liabilities comply in all material respects with all applicable Laws and have been provided to the Company. Peoples Bank deposit liabilities are insured by the FDIC to the full extent provided by Law. Peoples Bank is in material compliance with all terms and conditions and other documentation applicable to Bank deposit liabilities. To the Knowledge of Bancorp, there are not (and have not been within the past three years) any "kiting" schemes associated with any of Peoples Bank's deposit liabilities.

6.23	Books and Records.  The books of account, general ledger and records of Bancorp and each Bancorp Subsidiary fairly and accurately in all material respects reflect the assets and liabilities of Bancorp and each Bancorp Subsidiary. The books of account, general ledger and records of Bancorp and each Bancorp Subsidiary (i) are maintained by each such Person substantially in accordance with applicable legal and accounting requirements and (ii) reflect only actual transactions.

6.24	Safe Deposit Boxes.  Peoples Bank is in compliance in all
material respects with the terms and conditions of the applicable leases or other agreements relating to the safe deposit boxes currently offered or maintained in connection with the safe deposit business conducted by Peoples Bank.

6.25	Community Reinvestment Act.  Peoples Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

6.26	Privacy of Customer Information.  (a) Peoples Bank is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information ("IIPI") relating to customers, former customers and prospective customers that will be transferred to Kentucky Bank pursuant to this Agreement, the Bank Plan of Merger and the other transactions contemplated hereby. For purposes of this Section 6.26, "IIPI" shall include any information relating to an identified or identifiable natural person.

	(b) The collection and use of such IIPI by Peoples Bank and the transfer of such IIPI to Kentucky Bank complies in all material respects with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy.

6.27	Technology Systems.  (a) No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including, without limitation, any outsourced systems and processes, and any Intellectual Property that is used by Bancorp or Peoples Bank (collectively, the "Technology Systems"), following the Effective Time.

	(b) The Technology Systems (for a period of 18 months prior to the Effective Date) have not suffered unplanned disruption causing a Material Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Encumbrances. Access to business critical parts of the Technology Systems is not shared with any third party.

	(c) Peoples Bank's disaster recovery and business continuity arrangements have been provided to the Company with the Bancorp Disclosure Memorandum.

	(d)	Neither Bancorp nor Peoples Bank has received notice of,
nor is either aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any agreements or arrangements relating to the Technology Systems (including maintenance and support).

6.28	Bank Secrecy Act Compliance.  Peoples Bank is and has been in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the "Bank Secrecy Act"), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. Peoples Bank has implemented a Bank Secrecy Act compliance program that covers all of the required program elements as required by 12 C.F.R.
Section 326.8.

6.29	Statements True and Correct.

(a)	None of this Agreement, any Exhibit or the Bancorp
Disclosure Memorandum contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

(b)	All of the information supplied or to be supplied by
Bancorp or Peoples Bank expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete and will comply as to form in all material respects with the provisions of applicable Law.

6.30	Regulatory Matters. Bancorp has no Knowledge of any fact or
circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Governmental Bodies referred to in Section 10.1(b) of this Agreement.

6.31	Brokers' or Finders' Fees.  No agent, broker or other Person acting on behalf of Bancorp or under its authority is or shall be entitled to any commission, broker's or finder's fee in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Bancorp and Peoples Bank, except as set forth in the Company Disclosure Memorandum, as follows:

7.1	Organization, Standing and Power. Each of the Company, the
Company Subsidiaries and Merger Subsidiary is a corporation validly existing, and in good standing under the Laws of the Commonwealth of Kentucky, as applicable, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Each of the Company and Merger Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

7.2	Authority; No Breach by Agreement.

(a)	Each of the Company and Merger Subsidiary has the corporate
power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by each of the Company and Merger Subsidiary and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of the Company and Merger Subsidiary. Subject to the receipt of all Consents required from Governmental Bodies and the expiration of all mandatory waiting periods, assuming the due authorization, execution and delivery of this Agreement by Bancorp and Peoples Bank, this Agreement each represents a legal, valid and binding obligation of each of the Company and Merger Subsidiary, enforceable against each in accordance with its terms.

(b)	Neither the execution and delivery of this Agreement by the
Company or Merger Subsidiary, nor the consummation by Company or Merger Subsidiary of the transactions contemplated hereby or thereby, nor compliance by the Company or Merger Subsidiary with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Company's, any Company Subsidiary's or Merger Subsidiary's Articles of Incorporation or Bylaws (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Encumbrance on any material asset of the Company or any Company Subsidiary under, any Contract or Governmental Authorization of or applicable to the Company, any Company Subsidiary or Merger Subsidiary except for such Defaults and Encumbrances which will not, and for such Consents which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect on the Company, any Company Subsidiary or Merger Subsidiary, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b) hereof, violate any Law or Order applicable to the Company, any Company Subsidiary or Merger Subsidiary or any of their material assets.

(c)	Other than (i) Consents required from Governmental Bodies,
and (ii) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by the Company or Merger Subsidiary of the transactions contemplated in this Agreement.

7.3	Capital Stock. The authorized capital stock of the Company
consists solely of (i) 10,000,000 shares of Company Common Stock, no par value per share, of which approximately ___________ shares were issued and outstanding as of December 31, 2005 and (ii) 300,000 shares of preferred stock, of which no shares were issued and outstanding as of December 31, 2005. All of the issued and outstanding shares of Company Common Stock are, and all of the shares of Company Common Stock to be issued in exchange for shares of Bancorp Common Stock upon consummation of the Holding Company Merger, when issued in exchange for shares of Bancorp Common Stock upon consummation of the Holding Company Merger and in accordance with the terms of this Agreement, will be, duly and validly authorized, issued and outstanding, and fully paid and nonassessable under the KBCA and the Company's Articles of Incorporation and Bylaws. None of the outstanding shares of Company Common Stock has been, and none of the shares of Company Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Holding Company Merger will be, issued in violation of any preemptive rights of any Person.

7.4	Company Subsidiaries. The Company owns all of the issued and outstanding capital stock of Merger Subsidiary, and the Company or one of the Company Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the other Company Subsidiaries which would qualify as a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) of the Company. No capital stock (or other equity interest) of any Company Subsidiary which would qualify as a Significant Subsidiary of the Company, is or may become required to be issued (other than to another Company Subsidiary) by reason of any Rights, and there are no Contracts by which the Company or any of the Company Subsidiaries which is a Significant Subsidiary of the Company, is bound to issue (other than to the Company or any of the Company Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which the Company or any of the Company Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of the Company or any of the Company Subsidiaries (other than to the Company or any of the Company Subsidiaries). There are no Contracts relating to the rights of the Company or any Company Subsidiary which is wholly-owned by the Company or which would qualify as a Significant Subsidiary of the Company, to vote or to dispose of any shares of the capital stock (or other equity interests) of any of the Company Subsidiaries. All of the shares of capital stock (or other equity interests) of each Company Subsidiary which would qualify as a Significant Subsidiary of the Company and held by the Company or any Company Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Company or a Company Subsidiary free and clear of any Liens. None of the issued and outstanding shares of capital stock of Merger Subsidiary, and none of the issued and outstanding stock of any other Company Subsidiary which qualifies as a Significant Subsidiary of the Company, has been issued in violation of any preemptive rights of any Person. Each Company Subsidiary is either a bank, partnership, limited liability company or a corporation, and each such Company Subsidiary which qualifies as a Significant Subsidiary of the Company is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Company Subsidiary which qualifies as a Significant Subsidiary of the Company is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The minute book and other organizational documents (and all amendments thereto) for each of the Company, Merger Subsidiary and each Company Subsidiary that qualifies as a Significant Subsidiary of the Company, have been made available to Bancorp for its review, and are true and complete in all material respects as in effect as of the date of this Agreement. A true, accurate and complete list of each Company Subsidiary is included in Section 7.4 of the Company Disclosure Memorandum.

7.5	Financial Statements; Allowance for Loans and Lease Losses. (a)
Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Documents, including any Company SEC Document filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Regulation S-X promulgated under the Securities Laws), and fairly presented, or will fairly present, in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

	(b)	Each of the allowances for possible loan and lease losses
and any allowance for real estate owned shown on the Company Financial Statements is adequate (i) to provide for all known and potential losses of the Company and/or Kentucky Bank as of the respective dates of the Company Financial Statements, and (ii) under the requirements of GAAP and standard banking practice to provide for possible losses, net of recoveries relating to loans and leases previously charged off, on loans outstanding, lease receivables or real estate owned by the Company and/or Kentucky Bank (including, without limitation, accrued interest receivable).

7.6	Absence of Certain Changes or Events. Since December 31, 2004,
except as disclosed in the Company SEC Documents made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

7.7	Compliance With Laws. The Company is duly registered as a bank holding company under the BHC Act. Each of the Company and the Company Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company or any of the Company Subsidiaries:

(a)	is in violation of any Laws, Orders, or Permits applicable
to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

(b)	has received any notification or communication from any
Governmental Body or the staff thereof (i) asserting that the Company or any Company Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company), (ii) threatening to revoke any Permits, or
(iii) requiring the Company or any Company Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

7.8	Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of the Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against the Company or any Company Subsidiary, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against the Company or any Company Subsidiary.

7.9	Brokers' or Finders' Fees.  No agent, broker or other Person acting on behalf of the Company or under its authority is or shall be entitled to any commission, broker's or finder's fee in connection with any of the transactions contemplated by this Agreement.

7.10	No Bancorp Common Stock Owned.  None of the Company or any
Company Subsidiary owns any shares of Bancorp Common Stock.

7.11	Accuracy of PPM Information. None of the information in the PPM, will, when the PPM is delivered to Bancorp shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion in the Bancorp Proxy Statement to be mailed to Bancorp's shareholders in connection with the Bancorp Shareholders' Meeting, and any other documents to be filed by Bancorp, the Company or any Company Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Bancorp Proxy Statement, when first mailed to the shareholders of Bancorp, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Bancorp Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bancorp Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by the Company in such documents or on any earlier communication with respect to the solicitation of any proxy for the Bancorp Shareholders' Meeting. All documents that the Company or any Company Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

7.12	SEC Documents.  The Company has been in compliance in all
material respects with the Securities Laws and/or filed all SEC Documents and the Company will be in compliance in all material respects with the Securities Laws and will file all SEC Documents between the date hereof and the Effective Time. None of the SEC Documents filed (or to be filed) by the Company contains (or shall contain) an untrue statement of a material fact or omits (or shall omit) to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

7.13	Cash Consideration and Stock Consideration.  As of the Effective
Time, the Company shall have sufficient cash (and sufficient shares of authorized but unissued shares of Company Common Stock) to pay the Cash Consideration and the Stock Consideration.

7.14	Environmental Matters.

(a)	Each of the Company and each Company Subsidiary and their
respective Participation Facilities and Operating Properties are, and have been (or, in the case of Operating Properties in which the Company or any Company Subsidiary holds or has held a security interest, to the Company's Knowledge are and have been), in compliance with all Environmental Laws, except for violations which could not have, individually or in the aggregate, a Material Adverse Effect on the Company or any Company Subsidiary.

(b)	There is no Proceeding pending or (to the Knowledge of the
Company) threatened before any Governmental Body or other forum in which the Company or any Company Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by the Company or any Company Subsidiary or any respective Operating Properties or Participation Facilities.

(c)	During the period of (i) the Company or any Company Subsidiary's ownership or operation of any of their respective current properties, (ii) the Company or any Company Subsidiary's participation in the management of any Participation Facility, or (iii) the Company or any Company Subsidiary's holding of a security interest in an Operating Property, there have been (or, in the case of an Operating Property in which the Company or any Company Subsidiary holds or has held a security interest, there have to the Knowledge of the Company been) no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Company Subsidiary. Prior to the period of (i) the Company's or any Company Subsidiary's ownership or operation of any of its current properties, (ii) the Company's or any Company Subsidiary's participation in the management of any Participation Facility or
(iii) the Company's or any Company Subsidiary's holding of a security interest in an Operating Property, there were to the Knowledge of the Company no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

7.15	Community Reinvestment Act.  Kentucky Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

7.16	Bank Secrecy Act Compliance.  Kentucky Bank is and has been in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the "Bank Secrecy Act"), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. Kentucky Bank has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. Section 326.8.

7.17	Regulatory Matters. The Company has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Governmental Bodies referred to in Section 10.1(b) of this Agreement.

7.18	Statements True and Correct.

(a)	Neither this Agreement, nor any Exhibit, Schedule or
document delivered by the Company to Bancorp in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

(b)	All of the information supplied or to be supplied by the
Company expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete and will comply as to form in all material respects with the provisions of applicable Law. No such filing will contain an untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 8
                     CONDUCT OF BUSINESS PENDING CONSUMMATION

8.1	Affirmative Covenants of Bancorp and Peoples Bank.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Bancorp and Peoples Bank shall (and Bancorp shall cause each other Bancorp Subsidiary to) (i) operate its business only in the Ordinary Course, (ii) use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

8.2	Negative Covenants of Bancorp. Except as specifically permitted or contemplated by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Bancorp and Peoples Bank covenant and agree that they will not permit, do or agree or commit to do (and Bancorp covenants and agrees that it will not permit any other Bancorp Subsidiary to do) any of the following without the prior written consent of the chief executive officer of the Company, which consent may be withheld for any reason or no reason:

(a)	amend its Articles of Incorporation, Bylaws or other
governing instruments;

(b)	(i) incur any Funded Debt, (ii) impose, or suffer the
imposition of, on any material Asset (or Assets) any material Encumbrance or permit any such Encumbrance to exist (other than in the Ordinary Course of Business in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts, equipment leases, rollover of commercial borrowings outstanding as of December 31, 2005 and the satisfaction of legal requirements in the exercise of trust powers), or (iii) guarantee or become a surety or otherwise contingently liable for any obligations of others;

(c)	repurchase, redeem or otherwise acquire or exchange (other
than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares of Bancorp Common Stock or Peoples Bank Common Stock or declare, set aside or pay any dividend or make any other distribution in respect of Bancorp Common Stock or Peoples Bank Common Stock apart from dividends in the amount of forty-five percent (45%) of Bancorp net income less the portion of Bancorp taxable income attributable to tax-exempt income, for the period from January 1, 2006 through the Closing Date;

(d)	issue, sell, pledge, encumber, authorize the issuance of,
enter into any Contract to issue capital stock, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of capital stock, or any other Right to acquire any such stock, or any security convertible into any such stock;

(e)	adjust, split, combine or reclassify any capital stock or
issue or authorize the issuance of any other securities in respect of or in substitution for shares of capital stock, or sell, lease or transfer in any fashion Assets having in the aggregate a book value in excess of $20,000 other than in the Ordinary Course of Business for reasonable and adequate consideration;

(f)	except for purchases of investment securities and loans
acquired in the Ordinary Course of Business and (in the case of loans) purchased in accordance with the restrictions of Section 8.2(n) hereof, purchase any securities or make any investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the Ordinary Course of Business, or (ii) acquisitions of control in its fiduciary capacity;

		(g)	apart from payments pursuant to Bancorp's quarterly
incentive plan consistent with past practice, grant any increase in compensation or benefits to its employees, directors or officers or pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers; grant any increase in fees or other increases in compensation or other benefits to directors; or voluntarily accelerate the vesting of any employee benefits;

(h)	enter into any employment Contract with any Person;

(i)	adopt any new employee benefit plan of or terminate or
withdraw from, or make any material change in or to, any existing employee benefit plans, other than any such change that is required by Law or that, in the opinion of counsel to Bancorp, is necessary or advisable to maintain the tax qualified status of any such plan, nor make any distributions from such employee benefit plans, except as required by Law, by the terms of such plans, or in a manner consistent with past practices with respect to the applicable plan;

(j)	make any change in any Tax or accounting methods or systems
of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws, regulatory accounting requirements or GAAP;

(k)	commence any Proceeding other than in the Ordinary Course
of Business or settle any Proceeding involving any Liability for material money damages or restrictions upon its operations;

		(l)	experience a Change in Control;

		(m)	encourage or solicit any Peoples Bank customer or depositor
to replace or diminish his relationship with Peoples Bank including, without limitation, through entering into (or enhancing) a relationship with an
Affiliate of Peoples Bank or Bancorp;

(n)	    enter into (or acquire the entirety of or a portion of)
a loan, discount or lease financing in an original principal amount greater than $200,000 or increase a current loan, discount or lease financing by an amount greater than $200,000; or

(o)	except in the ordinary course consistent with past
practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

8.3 Covenants of the Company. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it shall (i) continue to conduct its business and the business of the Company Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Company Common Stock and the business prospects of Company and the Company Subsidiaries,
(ii) take no action which would (a) materially and adversely affect the ability of any Party to obtain any Consent required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 10.1(d) of this Agreement or prevent the transactions contemplated hereby, including the Holding Company Merger, from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, or (b) materially and adversely affect the ability of any Party to perform its covenants and agreements under this Agreement,
(iii) cause to be voted all of the shares of Merger Subsidiary Common Stock it owns in favor of the Holding Company Merger, (iv) not take any action to amend its articles of incorporation or bylaws where the effect would be to materially and adversely affect the rights or powers of its stockholders, (v) not knowingly take or omit to take any action that would materially adversely affect or delay regulatory approval of the transactions contemplated by this Agreement, (vi) not implement, or take any action to implement, a stock dividend, stock-split, special cash dividend or similar transaction during the period beginning on the first day of the period during which the Company Stock Price is calculated and ending on the Closing Date, and (vii) not change, by more than five business days, the record and payment dates of the Company's 2006 cash dividends in relation to the corresponding dates for 2005.

8.4	Adverse Changes in Condition.  Each Party agrees to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) could have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein or which would prevent the satisfaction of any condition precedent set forth in Article 10 of this Agreement, and to use its reasonable efforts to prevent or promptly to remedy the same.

8.5	Reports.  Each Party and its Subsidiaries shall file all reports required to be filed by it with Governmental Bodies between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Parties copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports, such financial statements will fairly present the consolidated financial position of the Person filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of such Person for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year end adjustments that are not material). As of their respective dates, such reports will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Peoples Bank shall deliver to the Company a monthly loan variance report in the form attached hereto as Exhibit F and any other matters or information concerning Peoples Bank loans as the Company shall reasonably request.

                                   ARTICLE 9
                            ADDITIONAL AGREEMENTS

9.1	PPM; Proxy Statement; Shareholder Approval. The Company shall prepare the PPM and distribute the Stock Consideration in accordance with the Securities Laws. Bancorp shall furnish all information concerning it and the holders of its capital stock as Company may reasonably request in connection with such PPM. Subject to Section 9.7 hereof, Bancorp shall call the Bancorp Shareholders' Meeting in accordance with applicable Law, to be held promptly after the approval of the Mergers by the applicable Regulatory Authorities, for the purpose of voting upon approval of this Agreement and the Holding Company Plan of Merger and such other related matters as it deems appropriate. In connection with the Bancorp Shareholders' Meeting, (i) the Board of Directors of Bancorp shall recommend (subject to Section 9.7 hereof) to its shareholders the approval of the Holding Company Merger, (ii) the Board of Directors of Bancorp shall deliver to Bancorp shareholders the PPM and the Bancorp Proxy Statement and (iii) the Board of Directors and officers of Bancorp (subject to Section 9.7 hereof) shall use their reasonable efforts to obtain shareholder approval of the Holding Company Merger.

9.2	Applications. The Company shall prepare and file, and all Parties shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five days prior to each filing, the Company shall provide Bancorp and its counsel with copies of such applications. Each of the Parties shall deliver to each of the other Parties copies of all filings, correspondence and orders sent by such Party to and copies of all filings, correspondence and orders received by such Party from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

9.3	Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, the Company, Merger Subsidiary, Bancorp, Kentucky Bank and Peoples Bank each agree to execute if necessary and file the Holding Company Articles of Merger and the Bank Articles of Merger with the Secretary of State of the Commonwealth of Kentucky in connection with the Closing.

9.4	Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without being limited to, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 10 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

9.5	Investigation and Confidentiality. (a) Prior to the Effective
Time, each Party shall keep the other Parties advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Parties to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as any other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No Party shall be required to afford access to any records of proceedings relating to a Party's consideration of another Party's compliance with this Agreement. No Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party or its respective Representatives shall affect the representations and warranties of any other Party.

(b)	   Each Party will hold, and will cause its respective
Affiliates and their respective officers, directors, employees, agents and Representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Parties gathered from the other Parties, or their respective officers, directors, employees, agents or Representatives, pursuant to this Agreement, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information, (b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving Party from other sources not themselves bound by, and in breach of, a confidentiality obligation. Except as required by Law, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party's auditors, Representatives and other consultants and advisors who need such documents or information in connection with this Agreement and the transactions contemplated hereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

9.6	Press Releases. Prior to the Effective Time, each Party shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.6 shall be deemed to prohibit any Party from making any disclosure which its counsel indicates in writing is required in order to satisfy such Party's disclosure obligations imposed by Law.

	9.7	Acquisition Proposals.  (a) From and after the date of this
Agreement, Bancorp and Peoples Bank shall, and Bancorp shall cause any other Bancorp Subsidiaries to, and each shall use its reasonable best efforts to cause any of its and their Representatives to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. From and after the date of this Agreement until the earlier of the Effective Time or the termination hereof and except as permitted by the following provisions, Bancorp and Peoples Bank shall not, and Bancorp shall cause any other Bancorp Subsidiaries and each of its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of an Acquisition Proposal, (ii) except in accordance with Section 11.1(d), enter into any Contract or letter of intent with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this Section 9.7(a)) or (iii) other than informing Persons of the existence of the provisions contained in this Section 9.7, participate in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any non-public information with respect to Bancorp or Peoples Bank in connection with any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal; provided, however, that, at any time prior to the Bancorp Shareholders' Meeting, in response to an unsolicited Acquisition Proposal that the Board of Directors of Bancorp determines in good faith is reasonably likely to lead to a Superior Proposal, and which Acquisition Proposal was made after the date hereof and did not result from a material breach of this Section 9.7, Bancorp and Peoples Bank may (i) furnish information with respect to Bancorp and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement; provided, however, that all such information has previously been, or is, in substance, provided to the Company contemporaneously as it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Acquisition Proposal, and its officers, directors, employees, Representatives and agents regarding such Acquisition Proposal.
(b)	Neither the Board of Directors of Bancorp nor Peoples Bank nor
any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to the Company), or publicly propose to withdraw (or modify in a manner adverse to the Company), the approval recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Mergers or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (i) being referred to as a "Bancorp Adverse Recommendation Change") or (ii) approve or recommend, or allow Bancorp or any of the Bancorp Subsidiaries to execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Proposal (other than one or more of the confidentiality agreements referred to in Section 9.7(a) hereof). Notwithstanding the foregoing, if, before the Bancorp Shareholders' Meeting, (x) Bancorp or Peoples Bank receives an Acquisition Proposal, (y) the Board of Directors of Bancorp or Peoples Bank shall have determined in good faith after consultation with outside counsel that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, and (z) Bancorp provides written notice (a "Notice of Adverse Recommendation") advising the Company that the Board of Directors of Bancorp or Peoples Bank has made the determination described in clause (y) above, then the Board of Directors of Bancorp or Peoples Bank may take either or both of the following actions: (A) make a Bancorp Adverse Recommendation Change and (B) simultaneously with or after termination of this Agreement in accordance with Section 11.1(d), approve and enter into a Contract relating to an Acquisition Proposal that constitutes a Superior Proposal.
(c)	From and after the date of this Agreement, unless the Board of
Directors of Bancorp or Peoples Bank shall have determined reasonably and in good faith that taking such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, Bancorp or Peoples Bank (as applicable) shall promptly (but in any event within twenty-four hours) advise the Company of the receipt of any inquiries, requests, proposals or offers relating to an Acquisition Proposal, or any request for nonpublic information relating to Bancorp or Peoples Bank (as applicable) or any of their Subsidiaries by any Person that informs Bancorp or Peoples Bank or any Bancorp or Peoples Bancorp Representative that such Person is considering making, or has made, an Acquisition Proposal. Any such notice shall be made in writing, shall indicate the material terms and conditions thereof and the identity of the other party or parties involved, and shall include a copy of any such written inquiry, request, proposal or offer. Bancorp agrees that it shall keep the Company informed on a current basis of the status and terms of any Acquisition Proposal.
(d)	Nothing contained in this Section 9.7 shall prohibit Bancorp from making any disclosure to the stockholders of Bancorp if, in the good faith judgment of the Board of Directors, failure so to disclose would be reasonably likely to result in a breach of its fiduciary duties or any other obligations under applicable Law.

9.8	Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Holding Company Merger, and to take no action which would cause the Holding Company Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code for federal income tax purposes.

9.9	Employee Benefits.

	(a) Following the Effective Time, the Company shall generally provide to officers and employees of Bancorp and any Bancorp Subsidiary, employee benefits under employee benefit and welfare plans of the Company or the Company Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those provided and made available by the Company or a Company Subsidiary at the time in question to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accrual under such employee benefit plans, the service of the employees of Bancorp and any Bancorp Subsidiary prior to the Effective Time shall be treated as service with the Company or a Company Subsidiary for purposes of participation in any such employee benefit plans of the Company or any Company Subsidiary; provided, however, that with respect to the Kentucky Bank defined benefit plan the service of officers and employees of Bancorp or any Bancorp Subsidiary shall be treated as service with Kentucky Bank for purposes of eligibility and vesting but not for purposes of benefit accrual.

	(b) Kentucky Bank agrees that, with respect to all Peoples Bank employees as of the Closing Date who continue as Kentucky Bank employees through the date six (6) months following the Closing Date, it will provide retention bonuses in such amounts as set forth in Section 9.9 (b) of the Company Disclosure Memorandum.

	(c) Kentucky Bank agrees that, with respect to any Peoples Bank employees as of the Closing Date whose employment with Kentucky Bank is terminated without proper cause within ninety (90) days after the Closing Date, it will provide any such employee a severance payment equal to the product of such employee's weekly salary at the time of the termination and such employee's years of service with Peoples Bank (with an appropriate pro rata payment for a partial year of service). Kentucky Bank further agrees that the severance payment described in the foregoing sentence shall be paid to Peoples Bank employees Ben Caudill and Melissa Caudill in the event during the one year period following the Closing Date he or she voluntarily leaves the employ of Kentucky Bank or his or her employment with Kentucky Bank is terminated without proper cause.

9.10	Indemnification. (a) For six years after the Closing Date, the
Company shall, with respect to the present and former directors, officers, employees, and agents of Bancorp or Peoples Bank (each, a "Continuing Indemnified Person") (including any person who becomes a director, officer, employee, or agent prior to the Closing Date), (i) honor any indemnification obligation of Bancorp as of the Effective Time under the Articles of Incorporation or Bylaws of Bancorp or applicable Law and (ii) indemnify, defend and hold harmless any such Continuing Indemnified Person against all Adverse Consequences based on, or arising out of the fact that such Continuing Indemnified Person is or was a director, officer, employee or agent of Bancorp or Peoples Bank or is or was serving at the request of Bancorp or Peoples Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case to the extent that any such Adverse Consequences pertain to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Adverse Consequences are asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by the Bancorp Articles of Incorporation or Bylaws (though subject to any restrictions or limitations imposed by Law), including provisions relating to advancement of expenses incurred in the defense of any such Adverse Consequences. Without limiting the foregoing, in any case in which approval by the Company is required to effectuate any indemnification, the Company shall direct, at the election of the Continuing Indemnified Person, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Company and the Continuing Indemnified Person, which agreement may not be unreasonably withheld, conditioned or delayed.

(b)	Any Continuing Indemnified Person wishing to claim
indemnification under paragraph (a) of this Section 9.10, upon learning of any such Liability or Proceeding, shall promptly notify Company thereof, provided that the failure so to notify shall not affect the obligations of Company under this Section 9.10 unless and to the extent such failure materially increases Company's Liability under this Section 9.10. In the event of any such Proceeding (whether arising before or after the Effective
Time), (i) Company or the Surviving Corporation shall have the right to assume the defense thereof and Company shall not be liable to such Continuing Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Continuing Indemnified Persons in connection with the defense thereof, except that if Company or the Surviving Corporation elects not to assume such defense or counsel for the Continuing Indemnified Person advises that there are substantive issues which raise conflicts of interest between the Company or the Surviving Corporation and the Continuing Indemnified Person, the Continuing Indemnified Person may retain counsel agreeable to the Company and the Surviving Corporation (which agreement may not be unreasonably withheld, conditioned or delayed), and Company or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Continuing Indemnified Person promptly as statements therefor are received; provided, that the Company shall be obligated pursuant to this Section 9.10(b) to pay for only one firm of counsel for all Continuing Indemnified Persons in any jurisdiction unless there is a material conflict which a Continuing Indemnified Person reasonably believes requires separate counsel, (ii) the Continuing Indemnified Person will cooperate in the defense of any such Litigation, and (iii) neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or have any obligation hereunder to any Continuing Indemnified Person when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Continuing Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

(c)	If Company or any of its successors or assigns shall
consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Company shall assume the obligations set forth in this Section 9.10.

(d)	The Company or Kentucky Bank shall maintain, at no expense
to the beneficiaries, in effect for six years after the Closing Date the current directors' and officers' liability insurance policies maintained by Bancorp (provided that the Company or Kentucky Bank may (i) substitute therefor policies of at least the same coverage containing terms and conditions which are, in the aggregate, no less advantageous to any beneficiary thereof or (ii) arrange for "tail" coverage for such six year period under Bancorp's current directors' and officers' liability insurance policies) with respect to matters existing or occurring at or prior to the Closing Date and the proper subject of indemnification under Section 9.10(a) hereof; provided, however, that during this period neither the Company nor Kentucky Bank shall be required to maintain any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 200% of the current annual premium paid by Bancorp for its existing coverage.

(e)  This Section 9.10 shall survive the Holding Company
Effective Time and is intended to benefit each Continuing Indemnified Person and shall be enforceable by each of them following the Holding Company Effective Time.

9.11	Preparation of Tax Returns.  The parties agree to cooperate in preparing and filing all required Tax Returns for Bancorp for the 2006 tax year. The final federal and Kentucky S corporation returns for Bancorp for the portion of the 2006 tax year prior to the Closing Date shall be prepared on or before February 28, 2007 by Smith Goolsby Artis & Reams P.S.C. and delivered for review to the Company. The Company and its Representatives shall be afforded access to the work papers of Smith Goolsby Artis & Reams P.S.C. in connection with their review of said Tax Returns. The Company shall timely advise Smith Goolsby Artis & Reams P.S.C. of any proposed changes to said Tax Returns and any such changes required by Law shall be accepted and the returns timely filed. In the event said Tax Returns are not prepared by Smith Goolsby Artis & Reams, P.S.C. and delivered to the Company on or before February 28, 2007, the Company shall direct its accounting firm to prepare such returns and shall timely file same; regardless of which firm prepares the Tax Returns, not later than thirty (30) days before the due date for the returns, the Company shall provide such returns to B. Proctor Caudill, Jr. for review and approval. B. Proctor Caudill, Jr. shall timely advise the Company of any proposed changes to such returns. The Company shall accept such changes provided they are not contrary to Law. The C corporation return for Merger Subsidiary for the portion of the tax year from the Closing Date through the end of such tax year or, if earlier, the termination of Bancorp's existence through dissolution or merger, if any such return is required, shall be prepared and timely filed by the Company.

                                   ARTICLE 10
                 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

10.1	Conditions to Obligations of Each Party. The respective
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.5 of this Agreement:

(a)	Bancorp Shareholder Approval. The shareholders of Bancorp
shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Holding Company Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Mergers shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a nonstandard manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Company Board of Directors would so materially adversely impact the economic benefits of the transactions contemplated hereunder that, had such condition or requirement been known, the Company Board of Directors would not, in its reasonable judgment, have entered into this Agreement.

(c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Mergers (other than those referred to in Section 10.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of the Company would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(d)	Legal Proceedings. No Governmental Body of competent
jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(e)	Tax Matters. The Company and Bancorp shall have received a
written opinion from legal counsel or a firm of certified public accountants, in form and substance reasonably satisfactory to the Company and Bancorp, substantially to the effect that (i) the Holding Company Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) the Company, Merger Subsidiary and Bancorp will each be "a party to a reorganization" within the meaning of Section 368(a)(1)(A) of the Code and (iii) the exchange under the Holding Company Merger of Bancorp Common Stock for Company Common Stock will not give rise to gain or loss to the shareholders of Bancorp with respect to such exchange (except to the extent of any cash received).

	(f)	Bank Merger.  The obligations of the Parties to consummate
the Bank Merger shall be conditioned upon the Holding Company Effective Time having occurred.

10.2	Conditions to Obligations of Company. The obligations of the
Company and Kentucky Bank to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Company pursuant to Section 13.4(a) of this Agreement:

(a)	Representations and Warranties. For purposes of this
Section 10.2(a), the accuracy of the representations and warranties of Bancorp set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Holding Company Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Holding Company Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of Bancorp set forth herein shall each be true and correct in all material respects as of the date of this Agreement. In addition, as of the Holding Company Effective Time, there shall not exist inaccuracies in the representations and warranties of Bancorp set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Bancorp on a consolidated basis, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

(b)	Performance of Agreements and Covenants. Each and all of
the agreements and covenants of Bancorp and Peoples Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)	Certificates. Bancorp shall have delivered to Company (i) a
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer or treasurer, to the effect that the conditions of its obligations set forth in Sections 10.2(a) and 10.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Bancorp's and Peoples Bank's Boards of Directors and shareholders of Bancorp evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Company shall request.

(d)	Consents and Approvals. Bancorp and/or Peoples Bank (as
applicable) shall have obtained any and all Consents required for consummation of the Mergers (other than those set forth in Section 10.1(c) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp, Peoples Bank or the Company.

(e) Shareholder Agreements. Bancorp shareholders holding in the aggregate at least ninety percent (90%) of the outstanding shares of Bancorp Common Stock shall have executed a Shareholder Voting Agreement and B. Proctor Caudill, Jr. shall have executed the Caudill Agreement.

(f)	Peoples Bank Deposits.  Exclusive of deposits owned by
Governmental Bodies or deposits that have been converted into repurchase agreements, the total deposits of Peoples Bank as of the Closing Date shall not be less than an amount $5,000,000 below Peoples Bank's total deposits as of December 31, 2005.

(g)	Peoples Bank Loans.  The total loans of Peoples Bank as of
the Closing Date shall not be less than an amount $5,000,000 below Peoples Bank's total loans as of December 31, 2005.

(h)	Phantom Stock.  All Phantom Stock Obligations of Bancorp
as of the Closing Date shall have been satisfied and paid in full by Bancorp.

(i)	Dissenting Shares.  The number of Dissenting Shares shall
not exceed ten percent (10%) of the outstanding shares of Bancorp Common
Stock.

(j)	Termination of Fiserv Agreement.  Peoples Bank shall have
timely delivered a termination notice pursuant to Section 11(i)(ii) of that agreement between Peoples Bank and Fiserv Solutions, Inc. dated December 16, 2005.

10.3 Conditions to Obligations of Bancorp and Peoples Bank. The obligations of Bancorp and Peoples Bank to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Bancorp pursuant to Section 12.5(b) of this Agreement:

(a)	Representations and Warranties. For purposes of this
Section 10.3(a), the accuracy of the representations and warranties of Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Holding Company Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Holding Company Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the Holding Company Effective Time. In addition, as of the Holding Company Effective Time, there shall not exist inaccuracies in the representations and warranties of Company set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on the Company; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

(b)	Performance of Agreements and Covenants. Each and all of
the agreements and covenants of the Company, Merger Subsidiary and/or Kentucky Bank to be performed and complied with by the Company, Merger Subsidiary and/or Kentucky Bank pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)	Certificates. The Company shall have delivered to Bancorp
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer or treasurer, to the effect that the conditions of its obligations set forth in Sections 10.3(a) and 10.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Company's, Merger Subsidiary's or Kentucky Bank's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including, but not limited to, actions of the Company as sole shareholder of Merger Subsidiary approving the Mergers, all in such reasonable detail as Bancorp shall request.

(d)	Consents and Approvals. The Company, Merger Subsidiary
and/or Kentucky Bank shall have obtained any and all Consents required for consummation of the Mergers (other than those set forth in Section 10.1(c) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or Kentucky Bank.

                                   ARTICLE 11
                                  TERMINATION

11.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Bancorp, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)	By mutual consent of the Boards of Directors of the
Company, Bancorp, Kentucky Bank and Peoples Bank;

(b)	By the Board of Directors of the Company or the Board of
Directors of Bancorp (provided that none of the terminating Party or any of its Subsidiaries is then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 10.2(a) of this Agreement in the case of Bancorp and Section 10.3(a) in the case of the Company or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate either of the Mergers under the applicable standard set forth in
Section 10.2(a) of this Agreement in the case of the Company and Section 10.3(a) of this Agreement in the case of Bancorp;

(c)	By the Board of Directors of the Company or the Board of
Directors of Bancorp (provided that none of the terminating Party or any of its Subsidiaries is then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 10.2(a) of this Agreement in the case of Bancorp and Section 10.3(a) in the case of Company or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach;

	(d)	By the Board of Directors of Bancorp, in order for it or
Peoples Bank to concurrently enter into a Contract respecting an Acquisition Proposal that (i) has been received by Bancorp and/or Peoples Bank and the Board of Directors of Bancorp and/or Peoples Bank in compliance with Section
9.7 hereof and (ii) the Board of Directors of Bancorp and/or Peoples Bank has concluded in good faith, in consultation with its financial and legal advisors, is a Superior Proposal; provided, however, that this Agreement may be terminated by Bancorp pursuant to this Section 11.1(d) only after the fifteenth calendar day following Bancorp's provision of written notice to the Company advising the Company that the Board of Directors of Bancorp and/or Peoples Bank is prepared to accept a Superior Proposal and setting forth the material terms and conditions of any such Superior Proposal, including the amount of consideration per share of Bancorp Common Stock the stockholders of Bancorp will receive (valuing any non-cash consideration at what the Board of Directors of Bancorp determines in good faith, after consultation with its independent financial advisor, to be the fair value of the non-cash consideration) and only if (i) during such fifteen-calendar day period, Bancorp has caused its financial and legal advisors to attempt to negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (ii) the Board of Directors of Bancorp has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by the Company and provided further that such termination shall not be effective until Bancorp pays the Termination Fee in accordance with Section 11.2(b) hereof;

	(e)	By the Board of Directors of the Company if, prior to the
approval of the Holding Company Merger at the Bancorp Shareholders' Meeting, the Board of Directors of Bancorp shall have failed to make its approval recommendation of the Holding Company Merger or shall have effected a Bancorp Adverse Recommendation Change;

	(f)	By the Board of Directors of Bancorp if the Company has
entered into a Contract with respect to an Acquisition Proposal which would result in the acquisition of all Company Common Stock by a Person not an Affiliate of the Company as of the date hereof;

(g)	By (i) the Board of Directors of the Company or the Board
of Directors of Bancorp in the event (A) any Consent of any Regulatory Authority required for consummation of the Holding Company Merger and the other transactions contemplated hereunder with respect thereto shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal or
(B) the shareholders of Bancorp fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the KBCA and this Agreement at the Bancorp Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon or (ii) the Board of Directors of the Company in the event any Consent any Regulatory Authority required for consummation of the Bank Merger and the other transactions contemplated hereunder with respect thereto shall have been denied by final non-appealable action of such authority, or if any action taken by such authority is not appealed within the time limit for appeal; provided, however, that no Party shall be entitled to terminate the Agreement under this section if such failure to receive a consent is due in any material respect to its failure or the failure of any of its Affiliates to comply with this Agreement; or

(h)	By the Board of Directors of Company or the Board of
Directors of Bancorp in the event that the Holding Company Merger shall not have been consummated by July 31, 2006, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 11.1(i) (provided, however, that should the failure to consummate by that date be due to or arising out of Proceeding with respect to any Acquisition Proposal to which the Parties, or any of them, are a Party, then such date shall be extended until 45 days after the final termination or resolution of such Proceeding).

11.2	Effect of Termination. (a) In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 of this Agreement, this Agreement and the Plans of Merger shall become void and have no effect, and, subject to Section 11.2(b) below, none of the Company, Merger Subsidiary, Bancorp, Kentucky Bank or Peoples Bank or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, except that (i) the provisions of this Section 11.2,
Section 9.5(b), Section 9.7 and Article 12 of this Agreement shall survive any such termination and abandonment and (ii) if this Agreement is terminated by the Company or Bancorp pursuant to Sections 11.1(b) or (c) by reason of the willful breach of a representation, warranty, condition or covenant herein, then the Party eligible to terminate this Agreement shall be entitled to such remedies as are available under Law.

		(b) If (i) an Acquisition Proposal respecting Bancorp or Peoples Bank shall have been publicly announced and not withdrawn, (ii) thereafter this Agreement is terminated by either the Company or Bancorp pursuant to
Section 11.1(d) or (e), respectively, and at the time of such termination the Company is not in breach in any material respect of any of its representations, warranties or covenants in this Agreement and (iii) on or before June 30, 2007, Bancorp or any of its Subsidiaries enters into a Contract with respect to, or consummates, any Acquisition Proposal, then
Bancorp shall pay the Company the Termination Fee in immediately available funds by wire-transfer to an account designated by the Company, on or prior to the earlier of the date on which the Contract with respect to the Acquisition Proposal is executed and the date on which the Acquisition
Proposal is consummated. Notwithstanding anything to the contrary contained in this Agreement, any payment of the Termination Fee pursuant to this
Section 11.2(b) shall represent the sole remedy for any termination of this Agreement requiring such payment and Bancorp and its Subsidiaries shall have no further liability under this Agreement.

                                   ARTICLE 12
                                 MISCELLANEOUS

	12.1	Survival.  Except as expressly provided in this Agreement
(including, without limitation, Sections 9.5 and 11.2 hereof), all representations, warranties, covenants, agreements and indemnification obligations made and incurred hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall terminate as of the Holding Company Effective Time.

12.2	Expenses.

(a)	Each of the Parties shall bear and pay all direct costs and
expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

(b)	Nothing contained in this Section 12.1 shall constitute or
shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

12.3	Entire Agreement; Benefits of Agreement. This Agreement
constitutes the complete and exclusive agreement between the Parties with respect to the transactions contemplated hereunder and concedes and supersedes all prior arrangements or understandings with respect thereto, written or oral, between the Parties (including, without limitation, the Expression of Interest and the Confidentiality Agreement). Except as set forth in Section 9.10 hereof, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.4	Amendments. To the extent permitted by Law, this Agreement may be amended, only by a subsequent writing signed by each of the Parties, upon the approval of the Board of Directors of each of the Parties, whether before or after shareholder approval (if applicable) of this Agreement has been obtained.

12.5	Waivers.

(a)	Prior to or at the Effective Time, the Company, acting
through its Board of Directors or Chief Executive Officer, shall have the right to waive any Default in the performance of any term of this Agreement by Bancorp or Peoples Bank, to waive or extend the time for the compliance or fulfillment by Bancorp or Peoples Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of the Company.

(b)	Prior to or at the Effective Time, Bancorp, acting through
its Board of Directors or Chief Executive Officer, shall have the right to waive any Default in the performance of any term of this Agreement by the Company or Kentucky Bank, to waive or extend the time for the compliance or fulfillment by the Company or Kentucky Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company or Kentucky Bank under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of Bancorp.

(c)	The failure of any Party at any time or times to require
performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

12.6	Assignment. Neither this Agreement nor any of the rights,
interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

	12.7	Notices.  Any deliveries, notices or other communications
required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, (ii) if sent by registered mail, return receipt requested, postage prepaid, (iii) if sent by a nationally recognized overnight courier or (iv) if sent by facsimile transmission, to the following addresses and numbers:

			Company:	Kentucky Bancshares, Inc.
					Louis Prichard
					President and Chief Executive Officer
					Fourth and Main Streets
					Paris, Kentucky  40361
				Facsimile Number:  (859) 987-5829

		Kentucky Bank:	Kentucky Bank
					Louis Prichard
					President and Chief Executive Officer
					Fourth and Main Streets
					Paris, Kentucky  40361
				Facsimile Number:  (859) 987-5829

		Merger Subsidiary:	Bancshares Subsidiary, Inc.
					Louis Prichard
					President and Chief Executive Officer
					Fourth and Main Streets
					Paris, Kentucky  40361
				Facsimile Number:  (859) 987-5829



Copy to Company,
Merger Subsidiary
and Kentucky Bank
Counsel:		Stoll Keenon Ogden PLLC
				J. David Smith, Jr.
					300 West Vine Street, Suite 2100
					Lexington, Kentucky 40507
					Facsimile Number:  (859) 246-3662


		Bancorp:		Peoples Bancorp of Sandy Hook, Inc.
					B. Proctor Caudill, Jr.
					President and Chief Executive Officer
					1500 Flemingsburg Road
					Morehead, Kentucky  40351
					Facsimile Number:  (606) 738-5803


Peoples Bank:		Peoples Bank, (Sandy Hook, Kentucky)
					B. Proctor Caudill, Jr.
					President and Chief Executive Officer
					1500 Flemingsburg Road
					Morehead, Kentucky  40351
					Facsimile Number:  (606) 738-5803


Copy to Bancorp
and Peoples Bank
		Counsel:		Luse Gorman Pomerenk & Schick, P.C.
					Kip A. Weissman
					5335 Wisconsin Avenue, N.W., Suite 400
					Washington, D.C.  20015
					Facsimile Number: (202) 362-2902

or, as to each party, at such other address or number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.6. All such notices, requests, demands and other communications shall be deemed to have been given (i) on the date received if personally delivered, (ii) two days following the date deposited in the mail if delivered by mail, (iii) on the date following the date sent by overnight courier if delivered by overnight courier or (iv) the date sent by facsimile if delivered by facsimile transmission on or before 2:30 p.m., Paris, Kentucky time (if received by facsimile after 2:30 p.m., Paris, Kentucky time, then the following day).

12.8	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Commonwealth of Kentucky, without regard to its principles of conflicts of law or choice of law.

12.9	Counterparts. This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any such counterpart may be delivered through facsimile transmission provided the original thereof is promptly delivered to the Parties hereto.

12.10	Captions. The captions contained in this Agreement are for
reference purposes only and are not part of this Agreement.

12.11	Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

12.12	Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement.

12.13	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

12.14	Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law, Order, or otherwise.

	12.15 Investigation of Company. Neither the Company's nor Kentucky Bank's access to documents and information of Bancorp or Peoples Bank, nor any investigation by the Company or Kentucky Bank, shall affect the right of Company or Kentucky Bank to rely on any representations and warranties of Bancorp or Peoples Bank made in this Agreement.

	IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



				KENTUCKY BANCSHARES, INC.


				By:	__/s/Louis Prichard_________________
						Louis Prichard
President and Chief Executive Officer



				KENTUCKY BANK


				By:	__/s/Louis Prichard________________
					Louis Prichard
						President and Chief Executive Officer




				BANCSHARES SUBSIDIARY, INC.


				By:	__/s/Louis Prichard_________________
						Louis Prichard
						President and Chief Executive Officer



				PEOPLES BANCORP OF SANDY HOOK, INC.


				By:	___/s/B. Proctor Caudill, Jr._______
						B. Proctor Caudill, Jr.
President and Chief Executive Officer



				PEOPLES BANK, (SANDY HOOK, KENTUCKY)


				By:	___/s/B. Proctor Caudill, Jr.______
						B. Proctor Caudill, Jr.
President and Chief Executive Officer








                                  EXHIBIT "A"

                                 PLAN OF MERGER
                                       OF
                      PEOPLES BANCORP OF SANDY HOOK, INC.
                                 WITH AND INTO
                          BANCSHARES SUBSIDIARY, INC.

Pursuant to this Plan of Merger ("Plan of Merger"), dated as of February 24, 2006, Peoples Bancorp of Sandy Hook, Inc. ("Bancorp"), a corporation organized and existing under the laws of the Commonwealth of Kentucky, shall be merged with and into Bancshares Subsidiary, Inc. ("Merger Subsidiary"), a corporation organized and existing under the laws of the Commonwealth of Kentucky and which is a wholly-owned subsidiary of Kentucky Bancshares, Inc. ("the Company").

Except as otherwise provided herein, the capitalized terms set forth below shall have the meanings ascribed thereto in that certain Agreement and Plan of Merger dated as of February 24, 2006 between the Company, Merger Subsidiary, Bancorp, Peoples Bank, (Sandy Hook, Kentucky) and Kentucky Bank (the "Agreement"), of which this Plan of Merger is Exhibit A.

                                   ARTICLE 1
                      TRANSACTIONS AND TERMS OF MERGER

1.1	Merger. Subject to the terms and conditions of this Plan of
Merger and the Agreement, at the Effective Time, Bancorp shall be merged with and into Merger Subsidiary in accordance with the provisions of KRS 271B.11-010 of the KBCA, and with the effect provided in KRS 271B.11-060 of the KBCA (the "Holding Company Merger"). Merger Subsidiary shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the Commonwealth of Kentucky. The Holding Company Merger shall be consummated pursuant to the terms of this Plan of Merger and the Agreement, which have been approved and adopted by the respective Boards of Directors of Bancorp, the Company and Merger Subsidiary.

1.2	Time and Place of Closing. The Closing will take place at 10:00
A.M., Paris, Kentucky time, on the date on which the Holding Company Effective Time is to occur or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the parties.

1.3	Effective Time. The Holding Company Merger and other transactions contemplated by this Plan of Merger shall become effective at the time the Holding Company Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky (the "Holding Company Effective Time"). Subject to the terms and conditions hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each party, (ii) the Agreement is terminated pursuant to Article 11 thereof or (iii) the Company selects a date not later than thirty (30) days following the date all conditions precedent to its obligations hereunder have been fulfilled in order to accommodate the necessary data processing conversion respecting Peoples Bank, the parties shall use their reasonable efforts to cause the Holding Company Effective Time to occur on the date (the "Closing Date") five (5) days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Holding Company Merger (taking into account any requisite waiting period in respect thereto), (ii) the date on which the shareholders of Bancorp approve this Plan of Merger, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such party).

1.4	Restructure of Transaction. The Company shall have the right with the consent of Bancorp (which consent may not be unreasonably withheld, conditioned or delayed) to revise the structure of the Holding Company Merger contemplated by this Plan of Merger in order to achieve tax benefits; provided, however, that the Company shall not have the right, without the approval of the Board of Directors of Bancorp and, if required by the KBCA, the holders of the Bancorp Common Stock, to make any revision to the structure of the Holding Company Merger which: (i) changes the amount of the consideration which the holders of shares of Bancorp Common Stock are entitled to receive (determined in the manner provided in Section 3.1 hereof); (ii) changes the intended tax effects of the Holding Company Merger to the Company, Bancorp or the holders of shares of Bancorp Common Stock;
(iii) would be materially adverse to the interests of Bancorp or adverse to the holders of shares of Bancorp Common Stock; or (iv) would materially impede or delay consummation of the Holding Company Merger. The Company may exercise this right of revision by giving written notice to Bancorp in the manner provided in Section 13.6 of the Agreement which notice shall be in the form of an amendment to this Plan of Merger or in the form of an Amended and Restated Plan of Merger.

                                   ARTICLE 2
                                TERMS OF MERGER

2.1	Articles of Incorporation. The Articles of Incorporation of
Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

2.2	Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

2.3	Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                         MANNER OF CONVERTING SHARES

3.1	Conversion of Shares. Subject to the provisions of this Article
3, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Subsidiary, Bancorp, or the shareholders of any of the foregoing, the shares and stock options of the constituent Parties shall be converted as follows:

(a)	Each share of Company Common Stock (and any Rights with
respect to Company Common Stock) issued and outstanding immediately prior to the Holding Company Effective Time shall remain issued and outstanding from and after the Holding Company Effective Time;

(b)	Each share of Merger Subsidiary Common Stock issued and
outstanding immediately prior to the Holding Company Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Holding Company Effective Time;

(c)	 (i)  Subject to Sections 3.1(d), 3.1(e) and 4.1(d) below,
each issued and outstanding share of Bancorp Common Stock outstanding immediately prior to the Holding Company Effective Time shall be converted, subject to the provisions of this Article 3, into one of the following:

(A)	cash in the amount of $2,008, without interest (the
"Cash Consideration"); and

(B) that number of shares of Company Common Stock, rounded to the nearest thousandth of a share, equal to the quotient obtained by dividing 1,338.67 by the Company Stock Price
(the "Stock Consideration"); provided, however, that in the event any Bancorp shareholder refuses to deliver to the Company at the Closing a Shareholder Agreement; (i) each share of Bancorp Common Stock held of record by such shareholder shall be converted into the cash sum of $3,346.68 and (ii) the Cash Consideration and the Stock
Consideration for the shares of Bancorp Common Stock held by the remaining Bancorp shareholders shall be decreased and increased, respectively, in such amounts sufficient to result in forty percent (40%) of the Holding Company Merger
Consideration consisting of the aggregate Stock
Consideration.

	(d)	Dissenting Shares shall not be converted pursuant to Section
3.1(c) above in the Holding Company Merger but, at and after the Holding Company Effective Time, shall represent only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(c) above effective as of the Holding Company Effective Time.

	(e) 	Each of the shares of Bancorp Common Stock held by Bancorp,
any Bancorp Subsidiary, the Company or any Company Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Holding Company Effective Time and no Holding Company Merger Consideration shall be issued in exchange therefor.

3.2	Exchange Ratio Adjustment. In the event the Company pays a
special cash dividend or distribution after the date of this Agreement and prior to the Holding Company Effective Time or the Company changes the number of shares of Company Common Stock issued and outstanding after the date of this Agreement and prior to the Holding Company Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a special cash distribution or stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Stock Consideration shall be proportionately adjusted in such fashion as the Company and Bancorp may agree, such agreement not to be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 4
                              EXCHANGE OF SHARES

4.1 	Exchange of Certificates in Holding Company Merger.

	(a) 	Exchange Procedures for Holding Company Merger. As soon as
reasonably practicable after approval of the Holding Company Plan of Merger by the Bancorp Shareholders, the Company shall mail to each holder of record of a certificate or certificates that represent outstanding shares of Bancorp Common Stock (such certificates are referred to hereinafter as the "Certificates") whose shares are contemplated to be converted into the right to receive Holding Company Merger Consideration pursuant to Section 3.1(c) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Company and shall be in such form and have such other provisions as Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person's portion of the Holding Company Merger Consideration following the Holding Company Effective Time. On the Closing Date and upon surrender of a Certificate for cancellation to the Company or to such other agent or agents as may be appointed by Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Company, the Company shall deliver to the holder of such Certificate, in exchange therefor, the amount of Cash Consideration and Stock Consideration into which the aggregate number of shares of Bancorp Common Stock previously represented by such Certificate shall have been converted pursuant to Sections 3.1(c) and 4.1(d) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any Company Common Stock shall be treated as a holder of Company Common Stock for all purposes under the KBCA and the Company's Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of Bancorp Common Stock that is not registered in the transfer records of Bancorp, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.1(a), each Certificate shall be deemed at any time after the Holding Company Effective Time to represent only the right to receive upon such surrender the portion of the Holding Company Merger Consideration into which the shares of Bancorp Common Stock theretofore represented by such Certificate have been converted pursuant to Sections 3.1(c) hereof. No interest shall be paid or accrued on any cash payable upon surrender of any Certificate.

	(b)	Distributions With Respect to Unexchanged Shares.  No
dividends or other distributions with respect to Company Common Stock with a record date on or after the Holding Company Effective Time shall be paid to the holder of any Certificate formerly representing Bancorp Common Stock with respect to the shares of Company Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.1(d) hereof, until the surrender of such Certificate in accordance with this Article 4. Subject to applicable Law, following surrender of any such Certificate with the required letter of transmittal, there shall be paid to the holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 4.1(d) hereof and the amount of dividends or other distributions with a record date after the Holding Company Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Holding Company Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

	(c) 	No Further Ownership Rights in Bancorp Common Stock. The
Holding Company Merger Consideration paid and/or issued in accordance with the terms of this Article 4 upon conversion of any shares of Bancorp Common Stock shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of Bancorp Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Holding Company Effective Time that may have been declared or made by Bancorp on such shares of Bancorp Common Stock in accordance with the terms of this Agreement or prior to the date of this Plan of Merger and which remain unpaid at the Holding Company Effective Time, and after the Holding Company Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Bancorp Common Stock that were outstanding immediately prior to the Holding Company Effective Time. If, after the Holding Company Effective Time, any Certificates formerly representing shares of Bancorp Common Stock are presented to the Surviving Corporation or the Company for any reason, they shall be canceled and exchanged as provided in this Article 4.

	(d)	No Fractional Shares.

		(1)	No certificates or scrip representing fractional
shares of Company Common Stock shall be issued upon the conversion of Bancorp Common Stock pursuant to Section 3.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. For purposes of this Section 4.1(d), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

		(2)	In lieu of any such fractional shares, each holder of
Bancorp Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Company Common Stock to which such holder is entitled under Section 3.1(c) (or would be entitled but for this Section 4.1(d)) and (B) the Company Stock Price.

	(e) 	No Liability.  None of Bancorp, the Merger Subsidiary or
the Company shall be liable to any Person in respect of any cash or any shares of Company Common Stock (or dividends or distributions with respect thereto) delivered to a public official as required pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Holding Company Effective Time (or immediately prior to such earlier date on which Holding Company Merger Consideration in respect of such Certificate would otherwise be required to escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

	(f) 	Withholding Rights. The Company shall be entitled to deduct
and withhold from the consideration otherwise payable to any holder of Bancorp Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Bancorp Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

	(g)	Income Tax Treatment.  It is intended by the Parties that
the Holding Company Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. Subject to any revision to the structure of the transaction as provided under Section 1.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

                                   ARTICLE 5
                                 MISCELLANEOUS

5.1	Conditions Precedent. Consummation of the Holding Company Merger
by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by the Company of the conditions precedent to the Holding Company Merger set forth in Sections 10.1 and 10.2 of the Agreement. Consummation of the Holding Company Merger by Bancorp shall be conditioned on the satisfaction of, or waiver by Bancorp of, of the conditions precedent to the Holding Company Merger set forth in Sections 10.1 and 10.3 of the Agreement.

5.2	Termination. This Plan of Merger may be terminated at any time prior to the Holding Company Effective Time by the termination of the Agreement by the parties hereto as provided in Article 11 of the Agreement.

5.3	Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after shareholder approval of the Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of Bancorp Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the Bancorp shareholders without the approval of Bancorp Shareholders.

5.4	Assignment. Except as expressly contemplated hereby, neither this
Plan of Merger nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, the Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

5.5	Governing.  This Plan of Merger shall be governed by and
construed in accordance with the Laws of the Commonwealth of Kentucky, without regard to any applicable conflicts of Laws.

5.6	Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

5.7	Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.


IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

				KENTUCKY BANCSHARES, INC.


				By:	____________________________________
						Louis Prichard
President and Chief Executive Officer


				PEOPLES BANCORP OF SANDY HOOK, INC.


				By:	____________________________________
					B. Proctor Caudill, Jr.
						President and Chief Executive Officer



				BANCSHARES, INC.


				By:	____________________________________
						Louis Prichard
President and Chief Executive Officer



                                  EXHIBIT "B"

                                PLAN OF MERGER
                                      OF
                    PEOPLES BANK, (SANDY HOOK, KENTUCKY)
                                WITH AND INTO
                                KENTUCKY BANK

Pursuant to this Plan of Merger ("Plan of Merger"), dated as of February 24, 2006, Peoples Bank, (Sandy Hook, Kentucky), ("Peoples Bank"), a banking corporation organized and existing under the laws of the Commonwealth of Kentucky, shall be merged with and into Kentucky Bank ("Kentucky Bank"), a banking corporation organized and existing under the laws of the Commonwealth of Kentucky and which is a wholly-owned subsidiary of Kentucky Bancshares, Inc. ("the Company").

Except as otherwise provided herein, the capitalized terms set forth below shall have the meanings ascribed thereto in that certain Agreement and Plan of Merger dated as of February 24, 2006 between the Company, Peoples Bank, Kentucky Bank, Peoples Bancorp of Sandy Hook, Inc. and Bancshares Subsidiary, Inc. (the "Agreement"), of which this Plan of Merger is Exhibit A.

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER


1.1	Merger.  Subject to the terms and conditions of this Plan of
Merger and the Agreement, at the Bank Effective Time Peoples Bank shall be merged into Kentucky Bank in accordance with the provisions of KRS 271B.11-010 of the KBCA and with the effect prescribed in KRS 271B.11-060 of the KBCA (the "Bank Merger"). Kentucky Bank will be the surviving corporation resulting from the Bank Merger (the "Surviving Bank") and shall continue to be governed by the Laws of the Commonwealth of Kentucky. The Bank Merger shall be consummated pursuant to the terms of this Plan of Merger and the Agreement, which have been approved by the respective Boards of Directors of Bancorp, the Company, Kentucky Bank and Peoples Bank.

1.2 	Time and Place of Closing.  The Closing will take place at 10:00
A.M., Paris, Kentucky time, on the date on which the Bank Effective Time is to occur, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

1.3 	Effective Time.  The Bank Merger and the other transactions
contemplated by this Agreement with respect thereto shall become effective at the time the Bank Articles of Merger reflecting the Bank Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky (the "Bank Effective Time"). Subject to the terms and conditions hereof, unless
(i) otherwise mutually agreed upon in writing by the chief executive officers of each Party or (ii) the Agreement is terminated pursuant to Article 11 thereof, the Parties shall use their reasonable efforts to cause the Bank Effective Time to occur on the date (the "Closing Date") five (5) days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Bank Merger (taking into account any requisite waiting period in respect thereto), (ii) the date on which the Company and Bancorp approve this Plan of Merger, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

1.4	Restructure of Transaction. The Company shall have the right with the consent of Bancorp (which consent may not be unreasonably withheld, conditioned or delayed) to revise the structure of the Bank Merger contemplated by this Plan of Merger in order to achieve tax benefits; provided, however, that the Company shall not have the right, without the approval of the Board of Directors of Bancorp and, if required by the KBCA, the holders of Bancorp Common Stock, to make any revision to the structure of the Bank Merger which: (i) changes the intended tax effects of the Holding Company Merger to the Company, Bancorp or the holders of shares of Bancorp Common Stock; (ii) would be materially adverse to the interests of Bancorp or adverse to the holders of shares of Bancorp Common Stock; or (iii) would materially impede or delay consummation of the Bank Merger. The Company may exercise this right of revision by giving written notice to Bancorp in the manner provided in Section 13.6 of the Agreement which notice shall be in the form of an amendment to this Plan of Merger or in the form of an Amended and Restated Plans of Merger.

                                   ARTICLE 2
                                TERMS OF MERGER

2.1	Articles of Incorporation.  The Articles of Incorporation of
Kentucky Bank in effect immediately prior to the Bank Effective Time shall be the Articles of Incorporation of the Surviving Bank until otherwise amended or repealed.

2.2	Bylaws.  The Bylaws of Kentucky Bank in effect immediately prior to the Bank Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

2.3	Directors and Officers.  The directors of Kentucky Bank in office immediately prior to the Bank Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Bank Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of Kentucky Bank in office immediately prior to the Bank Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Bank Effective Time in accordance with the Bylaws of the Surviving Corporation and Surviving Bank, respectively.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

3.1	Conversion of Shares in Bank Merger. Subject to the provisions of this Article 3, at the Bank Effective Time, by virtue of the Bank Merger and without any action on the part of Peoples Bank, Kentucky Bank or the shareholders of any of the foregoing, the shares of Kentucky Bank Common Stock and Peoples Bank Common Stock shall be converted as follows:

(a)	Each share of Kentucky Bank Common Stock (and any Rights with respect to Kentucky Bank Common Stock) issued and outstanding immediately prior to the Bank Effective Time shall remain issued and outstanding from and after the Bank Effective Time; and

(b)	Each share of Peoples Bank Common Stock issued and outstanding immediately prior to the Bank Effective Time shall be canceled and retired at the Bank Effective Time and no consideration shall be issued in exchange therefor.

                                   ARTICLE 4
                              EXCHANGE OF SHARES

4.1	Exchange of Certificates in Bank Merger.

		(a)	Exchange of Certificates in Bank Merger.  As soon as
reasonably practicable after the Bank Effective Time, the holders of record of shares of Peoples Bank Common Stock shall surrender to Kentucky Bank their certificate or certificates that represent outstanding shares of Peoples Bank Common Stock, which shall be canceled by Kentucky Bank.

	(b)	Income Tax Treatment. It is intended by the Parties that the Bank
Merger qualify as a "reorganization" within the meaning of Section 368(a)
(1)(A) of the Code. Subject to any revision to the structure of the transaction as provided under Section 1.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.




                                   ARTICLE 5
                                 MISCELLANEOUS

5.1	Conditions Precedent. Consummation of the Bank Merger by Kentucky
Bank shall be conditioned on the satisfaction of or waiver by the Company of the conditions precedent to the Mergers set forth in Sections 10.1 and 10.2 of the Agreement. Consummation of the Bank Merger by Peoples Bank shall be conditioned on the satisfaction of, or waiver by Bancorp of, of the conditions precedent to the Mergers set forth in Sections 10.1 and 10.3 of the Agreement.

5.2	Termination. This Plan of Merger may be terminated at any time prior to the Bank Effective Time by the termination of the Agreement by the parties hereto as provided in Article 11 of the Agreement.

5.3	Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after shareholder approval of the Agreement and this Plan of Merger has been obtained.

5.4	Assignment. Except as expressly contemplated hereby, neither this
Plan of Merger nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, the Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

5.5	Governing.  This Plan of Merger shall be governed by and
construed in accordance with the Laws of the Commonwealth of Kentucky, without regard to any applicable conflicts of Laws.

5.6	Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

5.7	Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.


IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

				KENTUCKY BANCSHARES, INC.

				By:	____________________________________
						Louis Prichard
President and Chief Executive Officer


				PEOPLES BANK, (SANDY HOOK, KENTUCKY)

				By:	____________________________________
					B. Proctor Caudill, Jr.
						President and Chief Executive Officer

				KENTUCKY BANK

				By:	____________________________________
						Louis Prichard
President and Chief Executive Officer




                                  EXHIBIT "C"

                               CAUDILL AGREEMENT


Kentucky Bancshares, Inc.
Attention: Louis Prichard, President and Chief Executive Officer
Fourth and Main Streets
Paris, Kentucky  40361

Dear Mr. Prichard:

The undersigned is a shareholder and the President and Chief Executive Officer of Peoples Bancorp of Sandy Hook, Inc. ("Bancorp"), a Kentucky corporation which is a bank holding company by virtue of its ownership of Peoples Bank, (Sandy Hook, Kentucky) ("Peoples Bank"), a state banking corporation organized under the laws of the Commonwealth of Kentucky (for which the undersigned also serves as President and Chief Executive Officer). The undersigned will receive cash and shares (the "Shares") of common stock of Kentucky Bancshares, Inc. (the "Company") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 24, 2006 (the "Agreement"), by and between Bancorp, the Company, Peoples Bank, Bancshares Subsidiary, Inc. (the "Merger Subsidiary") and Kentucky Bank. Under the terms of the Agreement, Bancorp will be merged into and with the Merger Subsidiary (the "Holding Company Merger"), and the shares of the no par value common stock of Bancorp ("Bancorp Common Stock") will be converted into and exchanged for cash and shares of the no par value common stock of the Company ("Company Common Stock"). In addition, under the Agreement Peoples Bank will be merged into Kentucky Bank. This Agreement represents an agreement between the undersigned and the Company regarding certain rights and obligations of the undersigned in connection with the Agreement, the Holding Company Merger and the shares of Company Common Stock to be received by the undersigned as a result of the Holding Company Merger.

In consideration of the benefits the undersigned will receive as a shareholder of Bancorp under the Holding Company Merger and the mutual covenants contained herein, the undersigned and the Company hereby agree as follows:

1.	Vote on the Holding Company Merger. The undersigned agrees to vote all shares of Bancorp Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the Holding Company Plan of Merger, unless the Company is then in Default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Bancorp Common Stock over which he has or shares voting power solely in a fiduciary capacity on behalf of any Person other than Bancorp, if the undersigned determines, in good faith after consultation with counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

2.	Restriction on Transfer. The undersigned further agrees that he will not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), transfer any shares of Bancorp Common Stock prior to the Holding Company Effective Date, except by operation of Law, by will, or under the laws of descent and distribution.

3.	Covenants and Warranties of Undersigned Respecting Company Common
Stock. The undersigned represents, warrants and agrees to the following:

(a)	The Company has informed the undersigned that any distribution by the undersigned of Company Common Stock has not been registered under the Securities Laws and that Shares can only be sold by the undersigned (i) following registration under the 1933 Act, (ii) in conformity with the requirements of Rule 144 promulgated by the SEC as the same now exist or may hereafter be amended or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Company is under no obligation to file a registration statement with the SEC covering the disposition of the Shares;

(b)	The undersigned has been furnished with and has carefully read the
Confidential Private Placement Memorandum concerning the Company dated ______________, 2006 (the "PPM"), and all of the appendices contained or referred to therein;

(c)	The Company has provided the undersigned and (if applicable) the undersigned's investment advisor, attorney, accountant and/or other purchaser representative (all of whom are hereinafter collectively referred to as "purchaser representative") an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Company Common Stock attendant to the Holding Company Merger (the "Offering") pursuant to the PPM and have provided the undersigned and such purchaser representative an opportunity to obtain additional information necessary to verify the accuracy of the information contained in the PPM. The Company has furnished the undersigned and such purchaser representative with all information and documentation regarding the Company and the Offering which the undersigned and/or such purchaser representative has requested or desire to know or inspect and with the opportunity to ask questions and receive answers concerning same. It is also understood that all documents, records and books pertaining to an investment in Company Common Stock have been made available for inspection by the undersigned's attorney, the undersigned's accountant and/or the undersigned's purchaser representative and the undersigned, and that such documents, books and records of or pertaining to the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at the Company's principal place of business;

(d)	The undersigned has had prior investment experience, including investment in financial institutions, and/or the undersigned has employed the services of a purchaser representative who has read and reviewed the PPM and other documentation and information furnished by the Company as described in the preceding paragraph and who is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment such as the purchase of Company Common Stock;

(e)	The Shares will be acquired by the undersigned for investment for the account of the undersigned, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in or otherwise distributing the same. The undersigned further represents that he does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares;

(f)	The principal residence of the undersigned is in the state indicated in the address beneath the signature of the undersigned at the end of this Agreement;

(g)	The undersigned recognizes that the purchase of the Shares of Company
Common Stock is a long-term investment involving the risks set forth in the PPM. The undersigned has been given no assurances by any Person regarding the future success of this investment or any future distributions or other returns of the Company or an investment therein. Furthermore, the undersigned recognizes and acknowledges that due to a limited public market for the shares of Company Common Stock and due to a number of other factors, including but not limited to the fact that the Shares have not been registered under the 1933 Act: (a) the undersigned must be prepared to hold the Shares and bear the economic risk of this investment for an indefinite period of time; (b) the undersigned may not be able to liquidate this investment in the event of an emergency; (c) transferability of the Shares is (and will likely remain) limited; and (d) in the event of a disposition of the Shares, the undersigned could sustain a loss;

(h)	The Company has disclosed to the undersigned and the undersigned understands that:

(i)	The Shares cannot be resold or transferred unless subsequently registered under the 1933 Act and applicable Securities Laws or unless exemptions from such registration are available;

(ii)	The certificates issued by the Company to represent such Shares shall contain legends stating that the Shares have not been registered under the 1933 Act and setting forth the restrictions on the transferability and sale of such Shares by virtue of such 1933 Act;

(iii)	A notation will be made in the appropriate records of the Company prohibiting an attempt to transfer the Shares in violation of the above-referenced restrictions; and

(iv)	The Shares have not been registered under the 1933 Act by reason of claimed exemptions from such registration which depend, in part, upon the investment intention of the undersigned. In this connection, the undersigned understands that the statutory basis for such exemptions may not be present if such representation merely meant that the present intention of the undersigned was to hold such Shares for a short period, for a deferred sale, for a market rise, or for a sale if the market does not rise, assuming that a market develops, for a year, or for any other fixed period. The undersigned realizes that a purchase now with an intent to resell would represent a purchase with an intent inconsistent with such investment representation, and such a sale or disposition might be regarded as a deferred sale to which the exemption is not available;

(i)	The undersigned acknowledges and understands that the Company is relying upon the representations and agreements contained herein and accordingly the undersigned represents and covenants that the foregoing representations do not omit any material item and are true, accurate and correct;

(j)	The undersigned understands that the Shares will be characterized as
"restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such Shares may be resold without registration under the 1933 Act only in certain limited circumstances; and

(k)	The undersigned agrees not to make any disposition of all or any portion of the Shares unless and until:

(i)	There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii).	(i) the undersigned shall have notified the Company of the
proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the undersigned shall have furnished the Company with an opinion of counsel (the cost of which to be borne by the Company), satisfactory to the Company, that such disposition will not require registration of such Shares under the 1933 Act or the State Laws.

	5.	Confidentiality Agreement.

(a)	Confidential Information.  The undersigned shall not
disclose or use or otherwise exploit (for his own benefit or the benefit of any other Person) at any time, any Confidential Information of which the undersigned became aware while a Bancorp shareholder, whether or not any such information was developed by him. For purposes of this Agreement, "Confidential Information" shall mean all non-public, proprietary information of or respecting Bancorp, Peoples Bank or any Affiliate, including, without limitation, manner of operations, financial information and customer lists, records and relationships; provided however, that Confidential Information shall not be deemed to include documents or information (i) in the public domain through no fault of the undersigned or (ii) later acquired by the undersigned from other sources not themselves bound by, and in breach of, a confidentiality obligation.


6.	Restrictive Covenants.

(a)	Acknowledgments.  The undersigned acknowledges that (i) his
position as a Bancorp shareholder, and as a Bancorp and/or Peoples Bank director and executive officer (collectively, a "Bancorp Affiliate") placed him in a position of confidence and trust with the customers of Bancorp and/or Peoples Bank and allowed him access to Confidential Information, (ii) he will benefit from the consummation of the transactions contemplated under the Agreement, (iii) he would not have had significant contact with any Bancorp and/or Peoples Bank customers if not for his role as a Bancorp Affiliate and the name, reputation and goodwill of Bancorp and/or Peoples Bank, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 6 are fair, reasonable and necessary to protect and preserve for the Company and Kentucky Bank the customer relationships developed by Bancorp and/or Peoples Bank through significant time and expense
(v) the Company, Kentucky Bank and their Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) the Company, Peoples Bank and their Affiliates conduct their business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

(b)	Covenants.  Having acknowledged the foregoing, the
undersigned covenants and agrees with the Company that he will not, directly or indirectly, from the date hereof through the date two years following the Holding Company Effective Time, engage in any of the following:

(i) 	attempt in any manner to cause or otherwise encourage
any employee of Kentucky Bank to leave the employ of Kentucky Bank;

(ii)	(A) engage in or (B) own, manage, operate, join,
control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, member, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time, directly or indirectly, engaged in, any portion of the Financial Industry within the Territory or in competition within the Territory with any aspect of the business activities of the Company, Kentucky Bank or any Affiliate thereof (provided, however, that the undersigned may own, solely as a passive investment, securities of any Person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than five percent (5%) of any class of securities of such Person);

(iii)	solicit, divert, or take away, or attempt to solicit,
divert or take away, the Financial Industry business or relationship of any of the customers of the Company, Kentucky Bank or any of their Affiliates, or any customers which were solicited by Peoples Bank while the undersigned was a Bancorp Affiliate, for the purpose of selling to or servicing for any such customer any Financial Industry product or service; or

(iv)	cause or attempt to cause any of the foregoing
customers of the Company or Kentucky Bank to refrain from maintaining or acquiring from or through the Company or Kentucky Bank (or any of their Affiliates) any Financial Industry product or service, and will not assist any other Person or Persons to do so.

			The undersigned covenants further that, without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other Person, any Confidential Information.

(c)	Definitions.  For purposes of this Agreement,

(i)	the "Territory" shall mean that area comprised of all
points in Rowan County, Kentucky and in all Kentucky counties contiguous to Rowan County, Kentucky. The undersigned shall be prohibited from maintaining a business address within such Territory if he is engaged in any of the activities enumerated in Subsection 6(b)(ii) hereof at such address, and he shall also be prohibited from engaging in any of the activities enumerated in Subsection 6(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

(ii) 	the "Financial Industry" shall mean the banking,
mortgage banking and/or finance business as of the type engaged in by Kentucky Bank or Peoples Bank as of the date hereof, and any and all activities and enterprises incidental or related thereto.


(d)	Injunctive Relief; Invalidity of Any Provision.  The
undersigned acknowledges that his breach of any covenant contained in this
Section 6 will result in irreparable injury to the Company, Kentucky Bank and their Affiliates and that the Company's, Kentucky Bank's and the Affiliates' remedy at Law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that the Company, Kentucky Bank or any of their Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section 6. If any provision of this Section 6 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

(e)	Rights Cumulative.  The rights and remedies of the Company,
Kentucky Bank and their Affiliates under this Section 6 are in addition to, and cumulative of, any other rights and remedies that the Company, Kentucky Bank or any of their Affiliates may have by Law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of Section 6(b) hereof, the period set forth in Section 6(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

7.	Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Agreement and discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of Company Common Stock received by the undersigned in connection with the Holding Company Merger, or to compete with the Company, Kentucky Bank or their Affiliates following the Holding Company Merger, to the extent he believes necessary, with his counsel or counsel for Bancorp.

8.	Filing of Reports by the Company. The Company agrees, for a period of two years after the Holding Company Effective Time, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the 1934 Act, so that the public information provisions of Rule 144(c) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer (in accordance with applicable Laws) any shares of Company Common Stock issued to the undersigned pursuant to the Holding Company Merger.

	9. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral.
No supplements, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

	10.	Successors and Assigns; Assignment.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

	11.  	Governing Law.  Subject to Section 14 hereof, this Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

	12.  	Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

	13.	Severability of Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

	14.	Arbitration.  The undersigned agrees, without in any way
impairing the rights afforded the Company, Kentucky Bank or their Affiliates pursuant to Sections 6(d) and 6(e) hereof, that any issue, dispute, controversy, or claim arising out of, related to or connected in any way with this Agreement which cannot be otherwise resolved, shall be submitted to arbitration in Lexington, Kentucky, in accordance with the Commercial Arbitration Rules of The American Arbitration Association and the ensuing arbitration award may be entered as a final judgment in any court having jurisdiction. Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding. As part of the arbitration award, legal costs, attorneys' fees, and the fees of expert witnesses may be assessed against any Person found to have acted in bad faith.

	15.	Third Party Beneficiaries.  Each Affiliate of the Company and
Kentucky Bank shall be deemed to be a third party beneficiary of the rights of the Company and Kentucky Bank hereunder.

16.	Capitalized Terms. All capitalized terms in this Agreement
shall have the same meaning as given such terms under the Agreement.

17.	Termination.  This Agreement shall terminate upon the
termination of the Agreement.

	This Affiliate Agreement is executed as of the __ day of __________, 2006.

		Very truly yours,

	____________________________
	B. Proctor Caudill, Jr.

	____________________________
	Address

	____________________________
	Telephone Number

AGREED TO AND ACCEPTED as of

	_____________ __, 2006

KENTUCKY BANCSHARES, INC.

By: ______________________________
       Louis Prichard
       President and Chief Executive Officer













                                  EXHIBIT "D"

                             SHAREHOLDER AGREEMENT

Kentucky Bancshares, Inc.
Attention: Louis Prichard, President and Chief Executive Officer
Fourth and Main Streets
Paris, Kentucky  40361

Dear Mr. Prichard:

The undersigned is a shareholder of Peoples Bancorp of Sandy Hook, Inc. ("Bancorp"), a Kentucky corporation which is a bank holding company by virtue of its ownership of Peoples Bank, (Sandy Hook, Kentucky) ("Peoples Bank"), a state banking corporation organized under the laws of the Commonwealth of Kentucky. The undersigned will receive cash and shares (the "Shares") of common stock of Kentucky Bancshares, Inc. (the "Company") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 24, 2006 (the "Agreement"), by and between Bancorp, the Company, Peoples Bank, Bancshares Subsidiary, Inc. (the "Merger Subsidiary") and Kentucky Bank. Under the terms of the Agreement, Bancorp will be merged into and with the Merger Subsidiary (the "Holding Company Merger"), and the shares of the no par value common stock of Bancorp ("Bancorp Common Stock") will be converted into and exchanged for cash and shares of the no par value common stock of the Company ("Company Common Stock"). In addition, under the Agreement Peoples Bank will be merged into Kentucky Bank. This Agreement represents an agreement between the undersigned and the Company regarding the shares of Company Common Stock to be received by the undersigned as a result of the Holding Company Merger.

1.	Covenants and Warranties of Undersigned Respecting Company Common
Stock. The undersigned represents, warrants and agrees to the following:

(a)	The Company has informed the undersigned that any distribution by the undersigned of Company Common Stock has not been registered under the Securities Laws and that Shares can only be sold by the undersigned (i) following registration under the 1933 Act, (ii) in conformity with the requirements of Rule 144 promulgated by the SEC as the same now exist or may hereafter be amended or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Company is under no obligation to file a registration statement with the SEC covering the disposition of the Shares;

(b)	The undersigned has been furnished with and has carefully read the
Confidential Private Placement Memorandum concerning the Company dated ______________, 2006 (the "PPM"), and all of the appendices contained or referred to therein;

(c)	The Company has provided the undersigned and (if applicable) the undersigned's investment advisor, attorney, accountant and/or other purchaser representative (all of whom are hereinafter collectively referred to as "purchaser representative") an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Company Common Stock attendant to the Holding Company Merger (the "Offering") pursuant to the PPM and have provided the undersigned and such purchaser representative an opportunity to obtain additional information necessary to verify the accuracy of the information contained in the PPM. The Company has furnished the undersigned and such purchaser representative with all information and documentation regarding the Company and the Offering which the undersigned and/or such purchaser representative has requested or desire to know or inspect and with the opportunity to ask questions and receive answers concerning same. It is also understood that all documents, records and books pertaining to an investment in Company Common Stock have been made available for inspection by the undersigned's attorney, the undersigned's accountant and/or the undersigned's purchaser representative and the undersigned, and that such documents, books and records of or pertaining to the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at the Company's principal place of business;

(d)	The undersigned has had prior investment experience, including investment in financial institutions, and/or the undersigned has employed the services of a purchaser representative who has read and reviewed the PPM and other documentation and information furnished by the Company as described in the preceding paragraph and who is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment such as the purchase of Company Common Stock;

(e)	The Shares will be acquired by the undersigned for investment for the account of the undersigned, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in or otherwise distributing the same. The undersigned further represents that he does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares;

(f)	The principal residence of the undersigned is in the state indicated in the address beneath the signature of the undersigned at the end of this Agreement;

(g)	The undersigned recognizes that the purchase of the Shares of Company
Common Stock is a long-term investment involving the risks set forth in the PPM. The undersigned has been given no assurances by any Person regarding the future success of this investment or any future distributions or other returns of the Company or an investment therein. Furthermore, the undersigned recognizes and acknowledges that due to a limited public market for the shares of Company Common Stock and due to a number of other factors, including but not limited to the fact that the Shares have not been registered under the 1933 Act: (a) the undersigned must be prepared to hold the Shares and bear the economic risk of this investment for an indefinite period of time; (b) the undersigned may not be able to liquidate this investment in the event of an emergency; (c) transferability of the Shares is (and will likely remain) limited; and (d) in the event of a disposition of the Shares, the undersigned could sustain a loss;

(h)	The Company has disclosed to the undersigned and the undersigned understands that:

i.	The Shares cannot be resold or transferred unless
subsequently registered under the 1933 Act and applicable
Securities Laws or unless exemptions from such registration are available;

ii.	The certificates issued by the Company to represent such
Shares shall contain legends stating that the Shares have not been registered under the 1933 Act and setting forth the restrictions on the transferability and sale of such Shares by virtue of such 1933 Act;

iii.	A notation will be made in the appropriate records of the
Company prohibiting an attempt to transfer the Shares in violation of the above-referenced restrictions; and

iv.	The Shares have not been registered under the 1933 Act by
reason of claimed exemptions from such registration which depend, in part, upon the investment intention of the undersigned. In this connection, the undersigned understands that the statutory basis for such exemptions may not be present if such representation merely meant that the present intention of the undersigned was to hold such Shares for a short period, for a deferred sale, for a market rise, or for a sale if the market does not rise, assuming that a market develops, for a year, or for any other fixed period. The undersigned realizes that a purchase now with an intent to resell would represent a purchase with an intent inconsistent with such investment representation, and such a sale or disposition might be regarded as a deferred sale to which the exemption is not available;

(i)	The undersigned acknowledges and understands that the Company is relying upon the representations and agreements contained herein and accordingly the undersigned represents and covenants that the foregoing representations do not omit any material item and are true, accurate and correct;

(j)	The undersigned understands that the Shares will be characterized as
"restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such Shares may be resold without registration under the 1933 Act only in certain limited circumstances; and

(k)	The undersigned agrees not to make any disposition of all or any portion of the Shares unless and until:

i.	There is then in effect a Registration Statement under the
Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

ii.	(i) the undersigned shall have notified the Company of the
proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the undersigned shall have furnished the Company with an opinion of counsel (the cost of which to be borne by the Company), satisfactory to the Company, that such disposition will not require registration of such Shares under the 1933 Act or the State Laws.

2.	Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Agreement and discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of Company Common Stock received by the undersigned in connection with the Holding Company Merger, to the extent he believes necessary, with his counsel or counsel for Bancorp.

3.	Filing of Reports by the Company. The Company agrees, for a period of two years after the Holding Company Effective Time, to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the 1934 Act, so that the public information provisions of Rule 144(c) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer (in accordance with applicable Laws) any shares of Company Common Stock issued to the undersigned pursuant to the Holding Company Merger.

4.	Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No supplements, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

5.	Successors and Assigns; Assignment.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

6.	Governing Law.  Subject to Section 9 hereof, this Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

7.	Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

8.	Severability of Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

9.	Arbitration.  The undersigned agrees that any issue, dispute, controversy, or claim arising out of, related to or connected in any way with this Agreement which cannot be otherwise resolved, shall be submitted to arbitration in Lexington, Kentucky, in accordance with the Commercial Arbitration Rules of The American Arbitration Association and the ensuing arbitration award may be entered as a final judgment in any court having jurisdiction. Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding. As part of the arbitration award, legal costs, attorneys' fees, and the fees of expert witnesses may be assessed against any Person found to have acted in bad faith.

10.	Third Party Beneficiaries.  Each Affiliate of the Company and
Kentucky Bank shall be deemed to be a third party beneficiary of the rights of the Company hereunder.

11.	Capitalized Terms. All capitalized terms in this Agreement shall have the same meaning as given such terms under the Agreement.

12.	Termination.  This Agreement shall terminate upon the termination of the Agreement.

	This Affiliate Agreement is executed as of the __ day of __________, 2006.

		Very truly yours,

	____________________________
	Signature

	____________________________
	Printed Name

	____________________________
	Address

	____________________________
	Telephone Number
AGREED TO AND ACCEPTED as of

	_____________ __, 2006

KENTUCKY BANCSHARES, INC.

By: ______________________________
       Louis Prichard
       President and Chief Executive Officer



                                  EXHIBIT "E"

                          SHAREHOLDER VOTING AGREEMENT


Kentucky Bancshares, Inc.
Attention: Louis Prichard, President and Chief Executive Officer
Fourth and Main Streets
Paris, Kentucky  40361

Dear Mr. Prichard:

The undersigned is a shareholder of Peoples Bancorp of Sandy Hook, Inc. ("Bancorp"), a Kentucky corporation which is a bank holding company by virtue of its ownership of Peoples Bank, (Sandy Hook, Kentucky) ("Peoples Bank"), a state banking corporation organized under the laws of the Commonwealth of Kentucky. The undersigned will receive cash and shares (the "Shares") of common stock of Kentucky Bancshares, Inc. (the "Company") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 24, 2006 (the "Agreement"), by and between Bancorp, the Company, Peoples Bank, Bancshares Subsidiary, Inc. (the "Merger Subsidiary") and Kentucky Bank. Under the terms of the Agreement, Bancorp will be merged into and with the Merger Subsidiary (the "Holding Company Merger"), and the shares of the no par value common stock of Bancorp ("Bancorp Common Stock") will be converted into and exchanged for cash and shares of the no par value common stock of the Company ("Company Common Stock"). In addition, under the Agreement Peoples Bank will be merged into Kentucky Bank. This Shareholder Agreement represents an agreement between the undersigned and the Company regarding the voting and transfer of the shares of Bancorp Common Stock held by the undersigned.

In consideration of the benefits the undersigned will receive as a shareholder of Bancorp under the Holding Company Merger and the mutual covenants contained herein, the undersigned and the Company hereby agree as follows:

1.	Vote on the Holding Company Merger. The undersigned agrees to vote all shares of Bancorp Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the Holding Company Plan of Merger, unless the Company is then in Default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Bancorp Common Stock over which he has or shares voting power solely in a fiduciary capacity on behalf of any Person other than Bancorp, if the undersigned determines, in good faith after consultation with counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

2.	Restriction on Transfer. The undersigned further agrees that he will not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), transfer any shares of Bancorp Common Stock prior to the Holding Company Effective Date, except by operation of Law, by will, or under the laws of descent and distribution.

3.	Entire Agreement; Modification; Waiver.  This Shareholder Voting
Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No supplements, modification, or amendment of this Shareholder Voting Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Shareholder Voting Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

	4.	Successors and Assigns; Assignment.  This Shareholder Voting
Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Shareholder Voting Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

	5.  	Governing Law.  This Shareholder Voting Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

	6.  	Execution in Counterparts.  This Shareholder Voting Agreement may
be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

	7.	Severability of Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Shareholder Voting Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

	8.	Capitalized Terms. All capitalized terms in this Shareholder
Voting Agreement shall have the same meaning as given such terms under the Agreement.

	This Affiliate Agreement is executed as of the __ day of __________, 2006.

		Very truly yours,

	____________________________
	Signature

	____________________________
	Printed Name

	____________________________
	Address

	____________________________
	Telephone Number

AGREED TO AND ACCEPTED as of

	_____________ __, 2006

KENTUCKY BANCSHARES, INC.

By: ______________________________
       Louis Prichard
       President and Chief Executive Officer








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